UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.      )

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Ryerson Tull

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NEIL S. NOVICH

Chairman, President and

Chief Executive Officer

March 10, 2004

Dear Stockholder:

Ryerson Tull, Inc. will hold its 2004 Annual Meeting of Stockholders on Wednesday, April 21, 2004, at 9:00 a.m., Chicago time, at The Northern Trust Company, 50 South LaSalle Street, Chicago, Illinois. I hope you will join us.

I look forward to seeing you on April 21. Whether or not you expect to attend the meeting, please take a moment now to complete and return the enclosed proxy card in the envelope provided. Whether in person or by proxy, your participation in the annual meeting is important to us.

Cordially,

Neil S. Novich

Chairman, President and

Chief Executive Officer

2621 West 15th Place, Chicago, Illinois 60608

2621 WEST 15th PLACE

CHICAGO, ILLINOIS 60608

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 21, 2004

To Stockholders:

We will hold the Annual Meeting of Stockholders of Ryerson Tull, Inc., a Delaware corporation, at The Northern Trust Company, 50 South LaSalle Street, Chicago, Illinois, on Wednesday, April 21, 2004 beginning at 9:00 a.m., Chicago time, to consider and act on the following matters:

1.	To elect directors of the Company;

2.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent auditor for the current fiscal year;

3.	To approve the Ryerson Tull 2002 Incentive Stock Plan, as amended; and

4.	To consider any other matter that may properly come before the meeting or any adjournment thereof.

Holders of voting securities at the close of business on March 3, 2004 are entitled to receive notice of and vote at the Annual Meeting or any adjournment thereof.

This Notice of the Annual Meeting includes a Proxy Statement. Please sign, date and return the enclosed proxy card in the accompanying envelope as soon as possible, whether or not you expect to attend the Annual Meeting.

The Company’s 2003 Annual Report, which includes the Company’s 2003 financial statements, accompanies this mailing. Additional copies are available upon written request to the Company’s investor relations department.

By order of the Board of Directors,

Virginia M. Dowling

Secretary

March 10, 2004

Chicago, Illinois

2621 WEST 15th PLACE

CHICAGO, ILLINOIS 60608

PROXY STATEMENT

The Board of Directors of Ryerson Tull, Inc. solicits the enclosed proxy for the 2004 Annual Meeting to be held on April 21, 2004.

Beginning on or about March 10, 2004, we will begin to solicit proxies by mail. We also may solicit proxies through our directors, officers and regular employees. We will pay all costs associated with this proxy solicitation, including a fee of $6,500 plus out-of-pocket expenses to MacKenzie Partners for its assistance. We will also reimburse brokers, banks and similar organizations for reasonable charges and expenses they incur in obtaining instructions from the beneficial owners of our common stock.

Our voting securities outstanding on March 3, 2004 consisted of 24,875,551 shares of common stock with one vote per share and 80,318 shares of Series A $2.40 Cumulative Convertible Preferred Stock with one vote per share. All voting securities vote together without regard to class on the matters expected to be voted upon at the Annual Meeting.

If you sign, date and return the enclosed proxy by mail, your shares will be voted as you direct. If you do not give any voting instructions, your shares will be voted FOR the Board’s nominees for director, FOR the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent auditor for the current fiscal year, FOR the Ryerson Tull 2002 Incentive Stock Plan, as amended, and in the discretion of the proxies on any other matters that may come before the meeting or any adjournment thereof. You may revoke your proxy:

•	by submitting a revocation letter dated subsequent to the proxy;

•	by delivering a second signed proxy dated later than the first signed proxy; or

•	by attending the Annual Meeting and voting in person or by proxy.

If you are a participant in the BuyDIRECTSM direct purchase and sale plan for Ryerson Tull shares sponsored by The Bank of New York, shares credited to your account in that program will be voted only if and in the same manner as you vote your stock held of record. If you are not a stockholder of record, The Bank of New York, as custodian, will vote your shares only as you instruct. If you are a participant in the Ryerson Tull Savings Plan, Ryerson Tull shares credited to your account will be voted as you direct, but any direction (or any revocation of a prior direction) must be received by LaSalle National Bank, as Trustee for the Savings Plan, by 5:00 p.m., Chicago time, on April 20, 2004. Shares in the Savings Plan for which no direction is received by that time will be voted in the same proportion as the shares in the Savings Plan for which directions are timely received.

Proxies, consents, ballots and voting materials that identify the vote of specific holders are confidential, except in a contested proxy or consent solicitation or as otherwise required by law. They are returned to the tabulator and are available to the inspectors of election to enable them to certify the results of the vote. The Bank of New York will act as the tabulator, and officers or employees of The Bank of New York will serve as inspectors of election.

We welcome comments from holders of voting securities. Comments written on or accompanying proxy cards will be provided to us without indication of the vote of the holder of the voting securities, unless the vote is included in the comment or is necessary to understand the comment.

ELECTION OF DIRECTORS

Following the Annual Meeting, the Board will consist of seven directors. All directors are elected by a plurality of the votes cast at the Annual Meeting. The outcome of the election is not affected by holders of voting securities who abstain from voting or withhold authority to vote in the election, or by broker non-votes. If any nominee should become unavailable for election, which we do not anticipate, proxies may be voted for the election of another person or persons designated by the Board, unless the Board has taken prior action to reduce its membership. The directors elected at the 2004 Annual Meeting will serve a one-year term, expiring at the 2005 Annual Meeting, and until their successors are duly elected and qualified.

Nominees for Election

The nominees for election to the Board are described in brief biographies below. Each nominee for election as a director is standing for re-election, except for Martha Miller de Lombera, who was proposed as a candidate by an independent non-management director. The Company has not paid any third party fees to assist in the process of identifying and evaluating candidates for nomination to its Board of Directors. Two directors, Gary L. Crittenden and Ronald L. Thompson, are not standing for re-election in 2004 due to scheduling conflicts related to their employment responsibilities as Chief Financial Officer of American Express Company and Chairman and Chief Executive Officer of Midwest Stamping Co., respectively.

The period of service as a director shown for each director includes the period during which he or she served as a director of our predecessors, Inland Steel Industries, Inc., Inland Steel Company, or Ryerson Tull, Inc. when it was a majority-owned subsidiary of Inland Steel Industries, Inc. The Board held seven meetings during 2003. All incumbent directors attended at least 75% of the combined total number of meetings of the Board and committees on which they served.

JAMESON A. BAXTERDirector since 1999

Mrs. Baxter, age 60, has been President of Baxter Associates, Inc., a private investment firm, since 1986. She also was Vice President and Principal of Regency Group, Inc., an investment banking firm, from 1989 to 1992. She served as Vice President of The First Boston Corporation, an investment banking firm, from 1975 to 1986, and held various other positions at The First Boston Corporation from 1965 to 1975. She is a director of Banta Corporation, where she is Chair of the Compensation Committee and a member of its Nominating and Corporate Governance Committee. She also is a director of The Putnam Funds where she is Chair of the Contract Committee and a member of its Brokerage & Custody Committee, Nominating & Governance Committee, and Executive Committee.

RICHARD G. CLINE Director since 1996

Mr. Cline, age 69, is Chairman of Hawthorne Investors, Inc., a private management advisory services and investment firm, which he founded in 1996. He was also Chairman of Hussmann International, Inc., a manufacturer and service provider of merchandising and refrigeration systems for the commercial food industry, from January 1998 until June 2000. He served as Chairman of the Board and Chief Executive Officer of NICOR, Inc., a diversified holding company with subsidiaries engaged in natural gas distribution and containerized liner shipping, from 1986 to 1995, and as its President and Chief Operating Officer from 1985 to 1988 and from 1990 to 1994. For the previous 22 years, he was an executive of Jewel Companies, Inc., becoming Chairman, President and Chief Executive Officer in 1984. Mr. Cline also is a director of PepsiAmericas, Inc., where he is Chair of the Management Resources and Compensation Committee and is a member of its Affiliated Transaction Committee; he also is Chairman and a trustee of Northern Institutional Funds and Northern Funds, registered investment companies. He is a past chairman of the Federal Reserve Bank of Chicago.

JAMES A. HENDERSON Director since 1978

Mr. Henderson, age 69, was the Chairman and Chief Executive Officer of Cummins Inc., a manufacturer of diesel engines, prior to his retirement on December 31, 1999. Mr. Henderson joined Cummins in 1964, was elected Executive Vice President in 1971, Executive Vice President and Chief Operating Officer in 1975, President and Chief Operating Officer in 1977, President and Chief Executive Officer in 1994, and Chairman and Chief Executive Officer in 1995. Mr. Henderson is also a director of International Paper Co., where he serves on the Audit and Finance Committee and the Management Development and Compensation Committee; Nanophase Technologies Corporation, at which he is a member of the Audit and Finance Committee and of the Compensation and Governance Committee; Rohm and Haas Company, where he is Chair of the Executive Compensation Committee and serves on the Nominating Committee; and SBC Communications Inc., at which he is Chair of the Human Resources Committee and a member of the Finance/Pension Committee and the Executive Committee.

GREGORY P. JOSEFOWICZ Director since 1999

Mr. Josefowicz, age 51, has been Chairman, President and Chief Executive Officer of Borders Group, Inc., an operator of book superstores and mall-based bookstores, since January 2002 and President, Chief Executive Officer and a director since November 1999. He was Chief Executive Officer of the Jewel-Osco division of American Stores Company, which operates food and drug stores in the greater Chicago, Illinois and Milwaukee, Wisconsin areas, from 1997 until June 1999 when American Stores merged into Albertson’s Inc., a retail food-drug chain. At that time Mr. Josefowicz became Albertson’s Inc. President, Midwest Region. Mr. Josefowicz joined Jewel-Osco in 1974, and was elected Senior Vice President of Marketing and Advertising in 1993. Mr. Josefowicz is also a director of Spartan Stores Inc., where he serves as Chairman of the Nominating Committee and as a member of the Compensation Committee.

MARTHA MILLER DE LOMBERA Director since January 2004

Sra. Miller de Lombera, age 56, retired from The Procter & Gamble Company, a manufacturer and marketer of a broad range of consumer products, in 2001, following 25 years of service in various marketing and general management positions. At the time of her retirement, she was Vice President and General Manager—Latin American North Market Development Organization. Sra. Miller de Lombera is also a director of Nationwide Financial Services, Inc. and is a member of its Finance Committee.

NEIL S. NOVICH Director since 1994

Neil S. Novich, age 49, has been our Chairman, President and Chief Executive Officer since February 1999. Mr. Novich was President, Chief Executive Officer and Chief Operating Officer of pre-merger Ryerson Tull from 1994 to February 1999. He was our Senior Vice President from January 1995 to May 1996. Prior to joining us in 1994, Mr. Novich led the Distribution and Logistics Practice at Bain & Company, an international management consulting firm. Mr. Novich is also a director of W.W. Grainger, Inc. and is a member of its Board Affairs and Nominating Committee and its Compensation Committee.

JERRY K. PEARLMAN Director since 1996

Mr. Pearlman, age 64, was Chairman of Zenith Electronics Corporation, a manufacturer of consumer electronics and cable television products, prior to his retirement in November 1995. He was also Chief Executive Officer of Zenith from 1983 through April 1995. Mr. Pearlman is also a director of Nanophase Technologies Corporation, where he is Chairman of the Compensation and Governance Committee and a member of the Audit and Finance Committee; and Smurfit Stone Container Corporation, where he is Chairman of the Audit Committee and a member of the Compensation Committee.

The Board of Directors recommends that you vote FOR the election of each of the nominees as directors.

COMMITTEES OF THE BOARD OF DIRECTORS

The standing committees of the Board include the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee. All members of these committees are independent, in the determination of the Company’s Board of Directors, under the recently revised New York Stock Exchange listing standards and the Company’s Corporate Governance Principles and Procedures.

Audit Committee

Membership—The Audit Committee members are Richard G. Cline, Gregory P. Josefowicz (Chairman), Ronald L. Thompson, and Gary L. Crittenden. Mr. Crittenden and Mr. Thompson are not standing for re-election and Jameson A. Baxter, if re-elected as a director, will be appointed to serve as a member of the Audit Committee. None of the members of the Audit Committee or Mrs. Baxter simultaneously serves on the audit committees of three or more public companies. The Board of Directors has determined that Mr. Crittenden is an “audit committee financial expert” as defined under the rules of the Securities and Exchange Commission. Mr. Crittenden is Executive Vice President and Chief Financial Officer of American Express Company, which position he has held since June 2000; prior to that, he served as Senior Vice President and Chief Financial Officer of Monsanto Company from 1998 to May 2000 and Executive Vice President and Chief Financial Officer of Sears, Roebuck and Co. The Audit Committee held seven meetings in 2003 and meets regularly in executive session both with and without management present.

Charter and Duties—The Board of Directors has adopted an Audit Committee Charter, which is attached to this proxy statement as Appendix A and also is available on our website www.ryersontull.com. The Audit Committee’s significant duties include retention and oversight of the Company’s independent auditor to audit our financial books and records, review of the proposed scope and results of the annual audit, pre-approval of all audit-related and all permissible non-audit services performed by the independent auditor, approval of the independent auditor’s compensation, and review of its independence and all relationships with the firm. The Audit Committee also reviews our annual audited financial statements and quarterly financial statements with management and the independent auditor; reviews our financial reporting and accounting standards; oversees the adequacy and effectiveness of our system of internal accounting and operating controls, disclosure controls and procedures, and the performance of our internal auditors; and oversees our Compliance Program, including acting as the Company’s Qualified Legal Compliance Committee, approving any waivers from the Code of Ethics for the Chief Executive Officer, Chief Financial Officer and senior financial officers, and investigating any matter brought to the Committee’s attention within the scope of its duties. The Audit Committee has authority to engage, at the Company’s expense, independent counsel or other advisers. The Audit Committee has also established policies for hiring of employees and former employees of the independent auditor and for rotation of the firm’s lead audit partner and other audit team members.

In addition, under the Company’s Code of Ethics and Business Conduct approved by the Board, only the Audit Committee or the Board of Directors may approve waivers from that Code for directors, executive officers and senior financial officers of the Company. Any such waivers will be disclosed to the public as required by law, and the rules of both the Securities and Exchange Commission and the New York Stock Exchange.

Report—The Audit Committee Report is included below.

Compensation Committee

Membership—The members of the Compensation Committee are Jameson A. Baxter, James A. Henderson, Martha Miller de Lombera, and Jerry K. Pearlman (Chairman). The Compensation Committee held four meetings in 2003. The Committee meets regularly in executive session both with and without management present.

Charter and Duties—The Board has adopted a Compensation Committee Charter, available on our website www.ryersontull.com. Pursuant to its charter, the Compensation Committee reviews and approves the corporate goals and objectives relevant to compensation of the Company’s Chief Executive Officer, evaluates his performance and, together with the Nominating and Governance Committee (which includes all other independent members of the Board of Directors), sets the Chief Executive Officer’s compensation based on that evaluation. The Committee also makes recommendations to the Board of Directors about the promotions and salaries of our other executive officers and the establishment or modification of executive compensation plans and programs; and administers the Ryerson Tull Annual Incentive Plan, our incentive stock plans, and our pension and retirement plans and trusts.

Report—The Report of the Compensation Committee of the Board of Directors Regarding Executive Compensation is included below.

Nominating and Governance Committee

Membership—The Nominating and Governance Committee is composed of all of the independent members of the Board of Directors. Its members are Jameson A. Baxter, Richard G. Cline, Gary L. Crittenden, James A. Henderson (Chairman), Gregory P. Josefowicz, Martha Miller de Lombera, Jerry K. Pearlman, and Ronald L. Thompson. The Chairman of the Nominating and Governance Committee serves as presiding director of the Board of Directors. The Nominating and Governance Committee held two meetings in 2003. The Committee meets regularly in executive session both with and without management present.

Charter and Duties—The Board has adopted a Nominating and Governance Committee Charter, available on our website www.ryersontull.com. The Committee’s duties and responsibilities are to develop and monitor the Company’s corporate governance principles, develop qualification criteria for director candidates for approval by the Board of Directors, identify and select individuals qualified to become members of the Board of Directors, select director nominees for election, oversee the evaluation of the Board and management (including, together with the Compensation Committee, the determination and approval of the Chief Executive Officer’s compensation level by the independent members of the Board of Directors), administer compensation plans for non-employee directors, and recommend new director compensation plans or changes for Board approval.

NOMINATION PROCESS

Nomination of Directors

The Nominating and Governance Committee reviews and evaluates all individuals recommended by members of the Board of Directors or by stockholders in selecting proposed nominees for the Board of Directors, in accordance with its Charter and the Company’s Corporate Governance Principles and Procedures. This review and evaluation includes a review of independence and other specified criteria discussed below under the subheading “Qualification Criteria for Director Nominees.” The Nominating and Governance Committee’s evaluation process also includes reference checks, personal interviews with potential nominees who appear to satisfy the Company’s criteria, and review of completed director and officer questionnaires eliciting information required to be disclosed in the Company’s proxy statement in connection with the election of directors. The Nominating and Governance Committee also considers the person’s judgment, experience, understanding of our business or other related industries, and other factors relevant in light of the needs of the Board of Directors and the Company. The Nominating and Governance Committee will select qualified candidates and review its recommendations with the Board of Directors, which will decide whether to invite the candidate to be a nominee for election to the Board of Directors. The Company has not paid any third party fees to identify or assist in identifying or evaluating potential nominees.

Qualification Criteria for Director Nominees

The Board of Directors has established a policy regarding minimum qualifications and standards for director nominees in its Corporate Governance Principles and Procedures, available on our website www.ryersontull.com. In addition to meeting the independence criteria required by the New York Stock Exchange in its recently revised listing standards, the policy also provides that a director who serves as an executive officer of any charitable organization to which the Company has made a charitable contribution is not “independent” if, within the preceding three years, contributions in any single fiscal year exceeded the greater of $1 million, or 2% of such charitable organization’s consolidated gross revenues; such director is not “independent” until three years after falling below such threshold.

The policy also provides that director candidates should provide expertise useful to the Company and complementary to the Board; provide a mix of background and experience, and enhance the quality of the Board’s oversight, deliberations, and decisions. Desirable characteristics for Board members include a record of integrity; experience as a senior executive with extensive experience and achievement at the policy-making level in substantially sized business, government, education, or non-profit organizations; ability to provide objective and sound appraisals; being independent minded, and willing to speak out in support of or in opposition to whatever the director regards as important to the success of the Company; being able and willing to devote substantial time to the Company’s affairs in addition to attending and participating in Board and Committee meetings; the ability to spend at least six years on the Board considering the time and effort necessary to become familiar with the operations, the industry and issues facing the Company; and ability to contribute and participate in the governance process in the spirit of teamwork. The Board seeks diversity of gender, ethnicity, age, and other factors that enhance Board competencies and performance; diversity of business discipline and experience; and the ability to work together as a team.

Process for Stockholder Submission of Director Candidates

The Nominating and Governance Committee will consider qualified candidates recommended by the holders of voting securities for selection as nominees for election at the Annual Meeting of Stockholders. Recommendations should be sent to the Secretary, 2621 W. 15th Place, Chicago, Illinois 60608. The Company’s By-Laws also provide a formal procedure, including an advance notice requirement, for holders of voting securities who themselves intend to nominate persons for election as directors at the Annual Meeting. The procedure is discussed below under the heading “Stockholder Proposals and Nominations.”

Attendance by Members of the Board of Directors at the Annual Meeting of Stockholders

The Company generally holds regular and organizational meetings of the Board of Directors in conjunction with the Annual Meeting of Stockholders. The Company encourages each member of the Board of Directors to attend each Annual Meeting of Stockholders. Six directors attended the 2003 Annual Meeting of Stockholders. Two directors were unable to attend the 2003 Annual Meeting of Stockholders due to, in the case of Mr. Thompson, family illness, and in the case of Mr. Crittenden, a scheduling conflict related to his responsibilities as a senior executive officer of a public company.

COMMUNICATIONS TO DIRECTORS

The Company has established several means for stockholders or others to communicate their concerns directly to the Board of Directors. All communications should prominently indicate the intended recipient on the outside of the envelope and be directed to the Secretary, Ryerson Tull, Inc., 2621 W. 15th Place, Chicago, Illinois 60608. If the concern relates to the Company’s financial statements, accounting practices, internal controls, business ethics, or Code of Ethics and Business Conduct, the concern should be submitted in writing to the Chair of the Audit Committee. Other communications intended for the non-management and independent directors as a group may be submitted in writing to the Chair of the Nominating and Governance Committee. Each communication intended for a member of the Board of Directors and received by the Secretary will be forwarded unopened to the specified party. The recipients determine what action or response may be appropriate for such communications and may direct Company management to undertake such action or response.

COMPENSATION OF DIRECTORS

Directors Compensation Plan

Our Directors’ Compensation Plan provides that each director who is not an employee of Ryerson Tull or any of our affiliates will receive an annual retainer of $80,000. In addition, non-employee directors receive $1,000 for attending a special Board meeting or any special committee meeting not held in conjunction with a regular or special Board meeting. We do not pay fees to directors for attending other Board or committee meetings. A non-employee director who serves as chair of a standing committee of the Board will receive an additional annual retainer of $4,000 ($8,000 in the case of the Audit Committee Chair.)

We have paid $30,000 of the retainer in shares of our common stock, $30,000 in cash and $20,000 in options (based upon the Black-Scholes option pricing model). Starting with the 2004-05 director term, the annual retainer will be paid $40,000 in cash and $40,000 in shares of our common stock. The Plan provides that directors may elect to receive all or any part of the cash portion of their retainer in whole shares of common stock.

We pay the cash portion of the retainer quarterly. If a director serves for a fraction of a quarter, the cash portion for that quarter is prorated in whole months. We pay the stock portion of the retainer as restricted stock issued at the beginning of the director’s term. Over the director’s term, the restricted stock vests in quarterly increments. Directors are also entitled to any dividends that accrue on the restricted stock.

Stock options under the Plan were awarded to each non-employee director at the close of each annual meeting. Such stock options had a value of $20,000 (based on the Black-Scholes option pricing model) with an exercise price equal to the fair market value of our common stock on the date of grant. Individuals who became non-employee directors other than at an annual meeting were, at the time of their election or appointment as a non-employee director, awarded stock options having a value prorated to reflect a partial year’s service. The options are 50% exercisable beginning the day after the six-month anniversary of the grant date and 100% after the earlier of the one-year anniversary of the grant date or the date of the next annual meeting. They expire no later than 10 years after the date of grant. A total of 461,000 shares of our common stock are reserved for issuance under the Directors’ Compensation Plan, with a total of 178,126 available for grant under the Plan.

The Directors’ Compensation Plan allows directors to elect to defer payment of all or any portion of the retainer and fees that become due over the course of the year. Directors must make this election prior to January 1 of each year. However, when a director is initially appointed or elected, that director may make a deferral election within 30 days after becoming a director. We will distribute deferred amounts after the director’s termination of board service in a lump sum or in installments of cash or whole shares of common stock, at the election of the director made at the time of the deferral. Interest on cash deferrals will be credited at the prime rate in effect from time to time at Bank One Corporation (or its successor). Stock deferrals will be credited with dividends paid on shares of common stock from time to time.

Directors’ Stock Ownership Guidelines

The Nominating and Governance Committee has established Stock Ownership Guidelines for independent and non-employee directors that require them to hold an amount of our common stock equal to the annual retainer, currently $80,000. Under the Guidelines, directors must retain the stock portion of the retainer at least until achieving the required ownership guideline.

Insurance

We also pay the premiums on a business accident insurance policy insuring each director for up to $500,000. We maintain directors’ and officers’ insurance coverage for the directors, executive officers and the Company. The Company also has entered into an indemnification agreement with each director to preserve the maximum protections provided by state corporation law and our By-laws and to provide assurance to directors and officers regarding future rights to indemnification.

AUDITOR MATTERS

Audit Fees

The aggregate fees billed by PricewaterhouseCoopers LLP in each of the last two fiscal years for professional services rendered for the audit of our annual financial statements and reviews of our quarterly financial statements were $336,616 in 2003 and $320,723 in 2002.

Audit-Related Fees

The aggregate fees billed in each of the last two fiscal years for assurance and related services by PricewaterhouseCoopers LLC for employee benefit plan audits and filings, financial due diligence related to our investment in a Mexican joint venture, financial compliance verification related to our financing transactions, and other compliance-related matters were $167,990 in 2003 and $112,944 in 2002.

Tax Fees

The aggregate fees billed in each of the last two fiscal years for professional services rendered by PricewaterhouseCoopers LLP for tax compliance and preparation, including assistance with requests for change in tax accounting methods with the Internal Revenue Service, expediting tax refund claims, and providing support for the preparation of tax returns were $93,205 in 2003 and $145,941 in 2002.

All Other Fees

The aggregate fees billed by PricewaterhouseCoopers LLP for services other than those described in the three preceding paragraphs were $36,120 in 2003 for state sales and use tax recovery audits, franchise tax planning, and employee benefit plan design change review; and $5,846 in 2002 for state and use tax recovery audits and miscellaneous international tax issues.

Pre-approval Policies

The Audit Committee must pre-approve any audit or any permissible non-audit services to be provided by the Company’s independent auditor, and has established pre-approval policies and procedures for such services. Permissible non-audit services are those allowed under the regulations of the Securities and Exchange Commission. The Audit Committee may approve, at the beginning of each year, certain specific categories of permissible non-audit services within an aggregated budgeted dollar limit. Any permissible non-audit services that do not fall within a pre-approved category, or pre-approved permissible non-audit services that exceed the previously approved fees, must be approved by the Audit Committee on a project-by-project basis or approved by the Committee’s Chair, to whom the Committee has delegated authority to pre-approve such matters. The Chair must report any such pre-approval to all members of the Committee at the next scheduled meeting. All services provided by PricewaterhouseCoopers LLP described above under the headings “Audit-Related Fees,” “Tax Fees,” and “All Other Fees” were pre-approved by either the Audit Committee or its Chair pursuant to the Committee’s policies, and no required pre-approvals were waived or approved after the commencement of services during 2002-03. The Audit Committee considers whether the provision of the services described under “Tax Fees” and “All Other Fees” above is compatible with maintaining the independence of the independent auditor.

Other Policies

The Audit Committee has adopted certain policies to assure the independence of the Company’s independent auditor, including policies regarding employment of audit firm employees and audit partner rotation.

RATIFICATION OF SELECTION OF AUDITORS

Proxies not limited to the contrary will be voted for the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent auditor for the current fiscal year. Any proxy indicating a contrary choice will be voted in accordance with that choice. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

The Audit Committee, as required by law, is directly responsible for the appointment of the independent auditors and its appointment of PricewaterhouseCoopers LLP will not be affected by the outcome of the vote. However, the Audit Committee will take into account the results of the vote in selecting the Company’s independent auditor for the next fiscal year.

The Board of Directors unanimously recommends a vote FOR ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent auditor for the current fiscal year.

AUDIT COMMITTEE REPORT

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management and the independent auditors have the responsibility to plan and conduct audits, to determine whether the Company’s financial statements are complete and accurate, and to assess whether they are presented in accordance with generally accepted accounting principles.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2003, with management and with PricewaterhouseCoopers LLP, the independent auditors for the Company.

The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU §380) as modified or supplemented.

The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) as modified or supplemented, and has discussed with the independent accountant the independent accountant’s independence.

Based on the review and discussions referred to above, and in reliance upon the opinions, information, reports or statements presented to the Audit Committee by Company management, its internal auditors and its independent auditors, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the Securities and Exchange Commission.

Gregory P. Josefowicz, Chairman

Richard G. Cline

Gary L. Crittenden

Ronald L. Thompson

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

The following table presents, as of March 1, 2004, the shares of Ryerson Tull common stock beneficially owned by each of our directors, each of the other named executive officers, and our directors and executive officers as a group. Except as indicated otherwise, the beneficial owners have sole voting and investment power for these securities. Our common stock includes preferred stock purchase rights. No directors or executive officers beneficially owned any Series A Preferred Stock.

Name of Beneficial Owner	Number of Shares or Amount of Securities Owned(1)		Percent of Class
Directors(2)
Jameson A. Baxter	44,137	(2)	*
Richard G. Cline	33,625	(2)	*
Gary L. Crittenden	30,018	(2)	*
James A. Henderson	35,903	(2)	*
Gregory P. Josefowicz	29,849	(2)(3)	*
Martha Miller de Lombera(4)	687	(4)	*
Neil S. Novich	820,493	(5)	3.0%
Jerry K. Pearlman	56,978	(2)	*
Ronald L. Thompson	44,989	(2)	*

Named Executive Officers
Jay M. Gratz	308,307	(6)	1.1%
Gary J. Niederpruem	293,531	(7)	1.1%
James M. Delaney	90,198	(8)	*
Stephen E. Makarewicz	138,473	(9)	*
All Directors and Executive Officers as a Group	2,390,292	(10)	8.8%

(1)	Includes shares credited to individual accounts in the Ryerson Tull Savings Plan. Shares shown as “subject to option” are subject to stock options exercisable on or prior to April 30, 2004.
(2)	Includes 19,590 shares subject to option and 1,436 shares payable or deferred under the Ryerson Tull Directors’ Compensation Plan and subject to forfeiture.
(3)	Includes 6,049 shares held in trust for family members.
(4)	Includes common stock payable under the Ryerson Tull Directors’ Compensation Plan and subject to forfeiture.
(5)	Includes 810,529 shares subject to option.
(6)	Includes 290,340 shares subject to option and 8,490 shares held in trust for family members.
(7)	Includes 289,193 shares subject to option.
(8)	Includes 89,512 shares subject to option and 435 shares held jointly.
(9)	Includes 133,874 shares subject to option.
(10)	Includes 2,200,891 shares subject to option, 14,539 shares held in trust for family members and 250 shares held by the spouse of an executive officer.
*	Less than 1.0%

In addition to the security ownership reported above, named executive officers and executive officers as a group hold, as of March 3, 2004, phantom stock units through their accounts under the Ryerson Tull Nonqualified Savings Plan, as shown in the following table.

Participant	Number of Phantom Stock Units Held for Participant’s Account
Neil S. Novich	28,021.69
Jay M. Gratz	18,025.68
Gary J. Niederpruem	8,820.48
James M. Delaney	2,541.19
Stephen E. Makarewicz	3,294.59
Executive Officers as a Group	65,280.38

This Plan is an unfunded excess benefit plan under which participants may contribute amounts in excess of the limits imposed on contributions to our tax-qualified 401(k) plan by the Internal Revenue Code of 1986. Participants may elect to have compensation deferred to this Plan and credited with interest at the rate earned by a specified investment fund under the Company’s tax-qualified plan, or to have all or a portion of such deferred compensation accounted for as stock units, adjusted to reflect gains and losses and dividend equivalents on an equivalent number of shares of our common stock. The acquired phantom stock units are payable in cash only.

Stock Ownership Guidelines

The Company encourages director and executive ownership of Company stock and has established target stock ownership levels for directors, calculated as a multiple of the base annual retainer, and for the named executive officers and other senior executive officers of the Company, calculated as a multiple of base salary. Until those ownership levels are achieved, such directors must retain the stock portion of the annual retainer and executive officers must retain a specified percentage of earned performance shares, exercised options, and other incentive stock awards.

ADDITIONAL INFORMATION RELATING TO VOTING SECURITIES

The following table sets forth, as of March 3, 2004, the only holders known to us to beneficially own more than 5% of our common stock.

Name and Address of Beneficial Owner	Number of Shares or Amount of Securities Owned		Percent of Class
Dimensional Fund Advisors Inc.	1,518,236	(1)	6.11%
1299 Ocean Avenue
Santa Monica, CA 90401

Loews Corporation	1,412,200	(2)	5.69%
667 Madison Avenue
New York, NY 10021

(1)	As of December 31, 2003, reported sole voting and dispositive power. Dimensional Fund Advisors Inc. disclaims beneficial ownership of these shares.
(2)	As of December 31, 2003, reported sole voting and dispositive power.

Certain persons were also known to us to own beneficially more than 5% of the outstanding shares of Series A $2.40 Cumulative Convertible Preferred Stock. These shares vote together with our common stock, as a single class, on each matter being submitted to holders of our voting stock, and none of the owners of the Series A Preferred Stock own shares of Series A Preferred Stock having more than 1% of the combined voting power of our outstanding voting stock.

REPORT OF THE COMPENSATION COMMITTEE OF

THE BOARD OF DIRECTORS REGARDING EXECUTIVE COMPENSATION

Compensation Philosophy

The Compensation Committee intends that the Company’s executive compensation program emphasize pay for performance and motivate creation of long-term value for stockholders. The Committee targets total compensation opportunity (consisting of base salary, short-term cash incentives, and long-term stock incentives) at the market median among comparable companies. It structures incentive pay to achieve its objectives by linking incentive pay directly to Company financial performance and creation of long-term stockholder value. Incentive pay represents at least half of total compensation opportunity for executive officers and increases from that proportion for the senior executive officers and Chief Executive Officer. The Committee sets short-term and long-term incentive pay performance targets to certain financial performance measures related to the Company’s profitability and stockholder return measures, as described below under the headings “Short-Term Incentive Compensation” and “Long-Term Incentive Compensation.”

The Committee has retained a firm of independent external compensation consultants to assist in designing Company executive compensation programs, to provide market survey data on the compensation practices of comparable companies, and to assist in setting compensation levels for the Company’s executive officers. To assess the market competitiveness of Company compensation, and to assist in determining compensation of executive officers, the Committee reviews survey materials prepared by the external compensation consultants on compensation practices of comparable companies. The Compensation Committee had historically utilized two comparison groups, a 20-company custom peer group of general distribution, industrial, and service companies (including metals service centers) with median sales, assets, and total employees similar to those of the Company; and the self-constructed peer group presented in the chart comparing cumulative total stockholder return immediately following this Report. The small sample size of these groups resulted in inherent volatility in data reported, so for 2003 compensation planning purposes, the Committee added a larger third comparison group of 86 general industrial companies (excluding utility and financial companies) with median sales comparable to those of the Company. For 2004 compensation planning purposes, the Compensation Committee utilized the latter group only.

The Committee reviews and approves corporate goals and objectives relevant to compensation of all executive officers, including the Chief Executive Officer. It evaluates the Chief Executive Officer’s performance in light of those goals and objectives and, together with the Nominating and Governance Committee and all other independent members of the Board of Directors, determines and approves the Chief Executive Officer’s compensation based on the evaluation. For all other executive officers, the Compensation Committee recommends compensation to the Board of Directors for approval.

Base Salaries

The Committee reviews base salaries of executive officers annually. The Committee considers factors such as the competitive market, the Company’s financial performance, individual performance, experience, internal equity, long-term potential, retention concerns, and the desired pay mix. Mr. Novich, as Chief Executive Officer of the Company, meets regularly with the Committee and with the independent directors. These meetings include establishing corporate goals and objectives relevant to Mr. Novich’s compensation, evaluation of his performance in light of those goals and the Company’s financial performance, and determination and approval of his compensation level based on that evaluation. In 2003, Mr. Novich’s base salary was increased to $575,000 in recognition of his achievement of critical milestones in asset utilization, reduction of expenses, and other critical parameters during 2002.

Short-Term Incentive Compensation

Short-term incentive compensation is paid as a cash bonus under the Ryerson Tull Annual Incentive Plan. The plan generally provides for cash bonuses to be paid based on a specified percentage of a participant’s salary earnings and the extent to which corporate and (or) business unit performance goals are met for the year.

The Committee has historically set the annual targets using two financial performance measures, operating return on operating assets (“OROOA”) and revenue growth, with the formula weighted to OROOA. In the first quarter of 2003, the Committee established overall Company and business unit target awards using only OROOA for all executive officers except Mr. Delaney. For the business unit reporting to Mr. Delaney, the Committee established performance measures based on marginal income and revenue growth. In 2003, the Company’s business units reporting to Mr. Niederpruem did not achieve the threshold level of OROOA; the business units reporting respectively to Mr. Gratz and to Mr. Makarewicz achieved the threshold levels of OROOA established for these units; and the business unit reporting to Mr. Delaney achieved threshold targets for marginal income and revenue growth. As a result, cash bonuses were paid to Mr. Delaney, Mr. Gratz, and Mr. Makarewicz. Because the Company did not achieve threshold OROOA established for overall Company performance, the bonuses otherwise payable to these executive officers were reduced to the amounts presented under the “Bonus” column in the “Summary Compensation Table” and Mr. Novich did not receive a bonus.

Long-Term Incentive Compensation

The Committee makes awards and grants under the Ryerson Tull 2002 Incentive Stock Plan to motivate creation of long-term value for our stockholders and to align executive officers’ interests with those of our stockholders. The Committee intends these awards and grants to also provide executive officers with additional incentives for outstanding Company financial performance and to enable the Company to attract, retain, and reward executive officers who contribute to its long-term success.

Grants and awards under the plan may consist of stock options, stock appreciation rights, restricted stock awards, and performance awards, or combinations of these. Under the plan, stock options and stock appreciation rights are granted at the fair market value of Company common stock on the date of grant and are generally exercisable for a period up to ten years. Performance awards can consist of (i) shares of common stock, (ii) monetary units or (iii) units which are expressed in terms of shares of common stock. These awards are contingent on the achievement of performance measures over a specified time period (up to a maximum of ten years). Following the end of the performance period, the holder is entitled to receive payment based on the extent to which the performance measures established by the Committee were achieved for the performance period. Payment of a performance award consisting of monetary units or units expressed in terms of shares of common stock may be made in cash, shares of common stock, or a combination of these. Earned awards can be paid in shares or cash or deferred until termination of employment, as the award holder may elect. Amounts equal to dividends otherwise payable on earned performance shares and shares units are converted into additional shares and share units, as applicable, for payment in proportion to the number of original shares earned.

In 2003, the Committee granted stock options to named executive officers totaling 781,000 shares, including the following awards: Mr. Novich, 385,000 shares; Mr. Gratz, 148,000 shares; Mr. Niederpruem, 148,000 shares; Mr. Makarewicz, 50,000 shares; and Mr. Delaney, 50,000 shares.

In 2003, the Compensation Committee re-evaluated the types of awards and performance measures utilized in the long-term incentive plan and decided to employ performance awards in 2004 to more closely align executive incentives to stockholder interests. The Committee considered various performance measures tied to stockholder return. In January 2004, the Committee granted performance awards payable as of December 31, 2007 only if the Company achieves specified targets for return on net assets over that four-year period. Performance award grants to named executive officers in 2004 totaled 113,000 shares, including the following awards: Mr. Novich, 60,000 shares; Mr. Gratz, 21,000 shares; Mr. Niederpruem, 21,000 shares; Mr. Makarewicz, 5,500 shares; and Mr. Delaney, 5,500 shares.

Stock Ownership Guidelines

The Compensation Committee encourages executive ownership of Company stock through incentive stock plan awards. The Committee has established target stock ownership levels for the named executive officers and other senior executive officers of the Company calculated as a multiple of base salary. Until those ownership levels are achieved, these executive officers must retain a specified percentage of earned performance shares, exercised options, and other incentive stock awards.

Tax Considerations

Section 162(m) of the Internal Revenue Code limits the deductibility of certain compensation paid to named executive officers. Generally, the federal income tax deduction for compensation paid to any such officer is limited to $1 million per year, unless the compensation qualifies under an exception for “performance-based compensation.” The Committee generally intends to structure the compensation payable to named executive officers to permit the maximum deductibility for federal income tax purposes, but reserves the right to make non-deductible compensation payments, taking into consideration the financial effects of such payments on the Company.

Payment of performance awards and gains on stock option exercises under the Company’s incentive stock plans are intended to qualify for the “performance-based compensation” exception under Internal Revenue Code Section 162(m), so that the Company’s related federal tax deduction will not be subject to the Section 162(m) limit. The Annual Incentive Plan permits the Committee to make awards under the plan which qualify for the “performance-based compensation” exception, as well as awards that do not qualify for the exception. The Committee anticipates that it would generally not make non-qualifying awards, if such awards would cause a named executive officer’s compensation to exceed the $1 million limit. No named executive officer received compensation exceeding $1 million for 2003.

Jerry K. Pearlman, Chairman

Jameson A. Baxter

James A. Henderson

Martha Miller de Lombera

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

The following chart compares the cumulative total stockholder return on our common stock for the five-year period ended December 31, 2003, with the cumulative total return of the Standard and Poor’s Small Cap 600 Index and to a peer group of metals distributors.

Because there is no nationally recognized industry index consisting of metals distributors to be used as a peer group index, we constructed our own peer group consisting of five other public companies in the metals distribution industry. The peer group includes A.M. Castle & Co., Friedman Industries Incorporated, Olympic Steel, Inc., Reliance Steel & Aluminum Co., and Steel Technologies Inc. Prior to 2003, we had also included in the peer group a sixth company, Metals USA, Inc., that we have now excluded from the peer group because the impact of its reorganization under Chapter 11 of the Bankruptcy Code on its former and new-issue common stock compromises the comparability of its stock performance to that of the peer group. This comparison assumes the investment of $100 on December 31, 1998 and the reinvestment of dividends. We have discontinued use of a second chart that compared the cumulative stockholder return on to Ryerson Tull stock when it was a majority-owned subsidiary of Inland Steel Industries, Inc. and subsequent to its merger with Inland Steel Industries, Inc. with the Standard and Poor’s Small Cap 600 Index and to the peer group. Due to the passage of time, the differences in the chart (which relate now only to the first two months of 1999) have become insignificant.

EXECUTIVE COMPENSATION

The following table presents the 2001, 2002, and 2003 compensation for Mr. Novich and the Company’s other four most highly compensated executive officers. The compensation listed in the table includes compensation paid by us and our subsidiaries.

Summary Compensation Table

		Annual Compensation				Long-Term Compensation
						Awards
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation		Securities Underlying Stock Options(1)	All Other Compensation(2)
Neil S. Novich	2003	$570,539	$0	$0		385,000	$22,818
Chairman, Director, President and	2002	548,497	95,000	0		0	32,913
Chief Executive Officer	2001	548,497	0	0		260,000	32,914

Jay M. Gratz	2003	$420,349	$172,041	$0		148,000	$16,814
Executive Vice President and	2002	408,877	69,727	0		0	16,354
Chief Financial Officer; and	2001	408,877	0	$3,446,936	(3)	100,000	16,363
President—Ryerson Tull Coil Processing

Gary J. Niederpruem	2003	$374,887	$0	$0		148,000	$14,996
Executive Vice President	2002	359,011	41,836	0		0	14,352
	2001	329,093	0	0		100,000	13,156

Stephen E. Makarewicz	2003	$248,845	$53,360	$0		50,000	$9,964
President—Ryerson Tull South	2002	240,346	7,828	0		0	9,620
	2001	238,504	0	0		34,000	9,545

James M. Delaney	2003	$244,511	$12,005	$0		50,000	$9,773
Chief Procurement Officer and	2002	238,347	16,149	0		0	16,693
President—Customer Solutions	2001	231,095	0	0		30,000	16,184

(1)	Awards consist of options to purchase our common stock.
(2)	Amounts represent the value of vested employer contributions and allocations to defined contribution plans of the Company and its subsidiaries.
(3)	Primarily amounts paid pursuant to Mr. Gratz’s change in control agreement with Inland Steel Industries, Inc. (the Company’s predecessor), consisting of stock option-related ($579,312) and non-qualified retirement benefit payments ($2,860,582).

Individual Option Grants in 2003

The following table presents information with respect to (a) individual grants of options that were made during the last fiscal year to the named executive officers and (b) the present value of such options on the grant date.

Name	Number of Shares Underlying Options Granted(1)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price(2)	Expiration Date	Grant Date Present Value(3)
Neil S. Novich	385,000	34.2	$6.63	01/21/13	$2.86
Jay M. Gratz	148,000	13.1	6.63	01/21/13	$2.86
Gary J. Niederpruem	148,000	13.1	6.63	01/21/13	$2.86
James M. Delaney	50,000	4.4	6.63	01/21/13	$2.86
Stephen E. Makarewicz	50,000	4.4	6.63	01/21/13	$2.86

(1)	Awards consisted of options to purchase common stock. Company options granted become exercisable with respect to 33% of the shares after one year from the date of grant, 67% after two years from the date of grant, and are fully exercisable after three years from date of grant. All option grants are transferable, with the advance written consent of the Compensation Committee, (a) to a spouse or descendants or (b) to a trust for the benefit of the optionee, his or her spouse or descendants. See “Employment and Change in Control Agreements” for option provisions regarding any change in control of the Company.

(2)	The exercise price is equal to the average of the high and low price of our common stock on the New York Stock Exchange Composite Transactions on the date of grant. The exercise price may be paid by delivery of already-owned shares, and an optionee may elect to have Ryerson Tull withhold shares of stock (or accept already-owned shares) to satisfy minimum tax withholding obligations with respect to option exercises or payments.
(3)	In accordance with Securities and Exchange Commission rules, the Black-Scholes option pricing model was chosen to estimate the grant date present value of the options granted under the incentive stock plans during 2003. The use of this pricing model should not be construed as an endorsement of the model’s accuracy at valuing options. For purposes of calculating the value of the options as of the grant date, the following assumptions were made: the option term is 10 years, the volatility of our common stock is 50.31% (calculated using monthly stock prices of a comparable peer group for the five-year period prior to the grant date), the ten-year risk-free interest rate is 2.92% for grants, the annualized dividend yield is 1%, and the expected term is 5 years. The value of the options granted in 2003 depends upon the actual performance of our common stock during the applicable period; the actual value, if any, that an option grantee will realize upon exercise of an option will depend on the excess of the market value of our common stock over the exercise price on the date the option is exercised.

Aggregated Option Exercises and Year End Option Values

The following table presents the number of shares underlying the options held at the end of 2003 by the named executive officers and the value of their holdings based on the closing price on December 31, 2003 for our common stock. No options were exercised by them during 2003.

Name	Number of Shares Underlying Unexercised Options at Fiscal Year-End (Exercisable/Unexercisable)	Value of Unexercised In-The-Money Options at Fiscal Year-End (Exercisable/Unexercisable)
Neil S. Novich	597,679/470,800	$416,338/$1,989,537
Jay M. Gratz	208,500/181,000	160,130/764,850
Gary J. Niederpruem	207,353/181,000	160,130/764,850
Stephen E. Makarewicz	106,154/61,220	54,444/258,566
James M. Delaney	63,112/59,900	48,039/255,411

Pension Benefits

The following table shows the maximum annual pension benefits payable on a straight life annuity basis to employees in various earnings classifications upon retirement at age 65 under our pension plans. Pension benefits for our salaried employees were frozen effective December 31, 1997, except for salaried employees whose age and service met specified transition criteria. The latter salaried employees continued to accrue pension benefits until the earlier of December 31, 2002, and their date of retirement.

In general, benefits for salaried employees are based on two factors: (1) years of benefit service prior to the freeze date of the pension benefit, and (2) average monthly earnings, based on the highest 36 months of earnings during the participant’s last ten years of service prior to the freeze date of the pension benefit, except for employees eligible for the transition rules relating to age and service. For this purpose, earnings generally consist of salary plus bonus as reported in the Summary

Compensation Table. All benefit amounts shown in this table are subject to offset based upon Social Security earnings.

Pension Plan Table

Average Annual Earnings for the Applicable Years-of-Service Period	Annual Pension Benefits for Years of Service Shown
	5 Years	15 Years	20 Years	25 Years	30 Years
$ 200,000	$17,000	$51,000	$68,000	$85,000	$102,000
400,000	34,000	102,000	136,000	170,000	204,000
600,000	51,000	153,000	204,000	255,000	306,000
800,000	68,000	204,000	272,000	340,000	408,000
1,000,000	85,000	255,000	340,000	425,000	510,000

Neil S. Novich accrued three years and James M. Delaney accrued 18 years of pension benefit service, frozen at December 31, 1997, and ceased accruing benefit service after that date. The other named executive officers, whose age and service met certain transition requirements, continued to accrue pension benefits until December 31, 2002 and ceased accruing benefits after that date. The other named executive officers accrued the following years of benefit service: Jay M. Gratz—27 years, Gary J. Niederpruem—29 years, and Stephen E. Makarewicz—19 years. Until December 31, 2002, they were subject to limits on certain company-paid contributions to employees’ accounts under the Ryerson Tull Savings Plan.

Certain pension benefits in excess of the limitations imposed by the Internal Revenue Code of 1986 are paid by Ryerson Tull under an unfunded non-contributory supplemental retirement plan. Plan participants ceased accruing benefits under this plan at the same time their pension benefit service was frozen under the pension plan discussed above. For any officer or employee who is age 55 or older with at least five years of service and annual compensation in excess of $200,000, the supplemental plan generally permits us to satisfy obligations to pay benefits upon retirement at age 65 by (a) purchasing annuities (and paying a tax gross-up to the officer or employee) or (b) paying a lump sum amount at the time of retirement. No annuities were established for named executive officers in 2003.

In the event of a change in control (as defined in the applicable plan), all benefits accrued under the pension plan and the supplemental plans will become fully and irrevocably vested and distributable to participants as provided by the terms of those plans. If, within three years following a change in control, there is a termination of the Ryerson Tull Pension Plan, or a substantial reduction in accruals under the Ryerson Tull Pension Plan, assets will first be used to provide retiree medical benefits and then will be applied to increase retirement benefits to affected participants on a pro rata basis. Special rules also apply if, after a change in control, the Ryerson Tull Pension Plan is merged with another plan or if assets are transferred from the Ryerson Tull Pension Plan to another plan. This distribution would occur within three years of a change in control, and, within this three-year period, there are limitations on amendments to the Ryerson Tull Pension Plan.

Employment and Change in Control Agreements and Other Benefits

Under our incentive stock plans, upon the occurrence of a change in control event, (i) the value of all outstanding stock options, stock appreciation rights, and restricted stock awards (whether or not then fully exercisable or vested) will be cashed out at specified prices as of the date of the change in control, except that (a) certain stock options or stock appreciation rights outstanding for less than six months will not be cashed out until six months after the grant date and (b) the Committee may provide for the immediate vesting instead of the cashing out of restricted stock; and (ii) all outstanding performance awards will be cashed out in the amounts and manner determined by the Compensation Committee.

We have entered into change in control agreements with each of the named executive officers, the present terms of which expire on December 31, 2004, but which are automatically extended for additional one-year periods thereafter, unless we give notice prior to June 30 that we do not wish to extend such agreements for another year or unless a change in control (as defined below) or other limited events occur. We have not given such notice of nonrenewal to date.

For purposes of the agreements, a “change in control” shall generally be deemed to occur if:

•	any person becomes the owner of 20% or more of the combined voting power of our then-outstanding securities;

•	during any two-year period, the majority of the Board changes without the approval of two-thirds of the directors who either were directors at the beginning of the period or whose election was previously so approved;

•	a merger or consolidation with another company occurs, in which our voting securities, in combination with voting securities held by any trustee or fiduciary under any employee benefit plan, do not continue to represent at least 60% of the combined voting power of the voting securities of the surviving entity;

•	holders of our voting securities approve a complete liquidation or an agreement for the sale or disposition of all or substantially all of our assets; or

•	there occurs, with respect to a “Related Company,” (a) a sale or disposition of securities representing 50% or more of the combined voting power of the Related Company’s securities, (b) a merger or consolidation of a Related Company with a person in which Ryerson Tull or majority-owned direct or indirect subsidiary of Ryerson Tull does not own at least 50% or more of the combined voting power of the surviving entity, or (c) the sale or disposition of all or substantially all of the assets of a Related Company to a person other than Ryerson Tull or a majority-owned subsidiary of Ryerson Tull.

A “Related Company” is an executive’s employer, a direct or indirect parent of the employer, or a subsidiary of the employer that is also a significant subsidiary of Ryerson Tull within the meaning of Rule 405 under the Securities Act of 1933. A change in control of the Company shall not be deemed to have occurred with respect to any employee, however, if the sale or other transaction includes or involves a sale to the public or a distribution to the stockholders of the Company of more than 50% of the voting securities of the participant’s employer or a direct or indirect parent of his or her employer and the participant’s employer (or a direct or indirect parent of the participant’s employer) agrees to become a successor to the Company under an individual agreement or other contractual agreement providing for benefits.

These agreements generally provide that if an executive is terminated or resigns from employment within the period ending 24 months after the month in which a change in control occurs, either (1) other than for cause and other than as a consequence of death, disability or retirement or (2) for reasons relating to a diminution of responsibilities, compensation or benefits or a significant relocation of the executive’s principal place of business (“Good Reason”), he or she will receive:

•	A lump sum payment (the “Severance Payment”) equal to three times (two times in the case of Mr. Makarewicz and Mr. Delaney) the sum of (1) the current annual base salary plus (2) the higher of (a) the average annual incentive bonus paid for the five years preceding resignation from employment, excluding any years in which the bonus was zero, or (b) the executive’s target award under the annual incentive plan for the year in which the termination occurs;

•	cash in lieu of any allocations, unpaid awards, or rights under our annual or other incentive compensation plans;

•	cash equal to the value of outstanding stock options granted under our stock option plans;

•	vesting of outstanding performance awards that would have been earned for the year in which the change in control occurs had the applicable performance targets been satisfied for that year;

•	life, disability, accident, and health insurance as provided in our insurance programs for a period of 36 months (24 months in the case of Mr. Makarewicz and Mr. Delaney) after resignation from employment;

•	cash in lieu of three years (two years in the case of Mr. Makarewicz and Mr. Delaney) of additional accrued benefits under our pension plan; and

•	legal fees and expenses incurred as a result of such resignation.

The agreements limit or reduce any benefits that the executive may be entitled to receive pursuant to any other agreement upon a change in control. The agreements also provide that the executive will be paid an additional amount that, after payment of all taxes thereon, is equal to any excise tax imposed. While this provision will preserve the severance agreement benefits for the executives, we will not be entitled to a federal income tax deduction for this excise tax payment.

The agreements also provide benefits if the executive resigns from employment with Ryerson Tull for a reason other than cause coincident with or prior to a change in control and within twelve months after the occurrence of a “potential change in control” if a change in control or certain other limited events occur coincident with or within six months after his or her resignation. A “potential change in control” generally occurs if:

•	we enter into an agreement, the consummation of which would result in the occurrence of a change in control;

•	any person (including Ryerson Tull) publicly announces an intention to take or to consider taking actions that, if consummated, would constitute a change in control;

•	any person who is or becomes the owner of 9.5% or more of the combined voting power of our then-outstanding securities increases beneficial ownership of such securities by 5% or more over the percentage so owned on the date of the agreements; or

•	the Board adopts a resolution that a potential change in control has occurred for purposes of the agreements.

The Company’s 1998 sale of its subsidiary Inland Steel Company to Ispat International N.A. constituted a change in control under Mr. Gratz’s change in control agreement. After that disposition, Ryerson Tull and Mr. Gratz entered into amendments to Mr. Gratz’s change in control agreement. Under the amended agreement he continues to be entitled to legal fees and payments with respect to any excise taxes in accordance with the original agreements.

We have instituted a practice of requiring non-compete and non-solicitation agreements from executive officers, including each of the named executive officers, that provide for a post-termination non-compete and non-solicitation period and salary and benefit continuation if the executive is discharged without cause or resigns for “good reason.”

These agreements also generally provide that if an executive’s termination occurs (1) other than for cause and other than as a consequence of death, disability, or retirement or (2) for good reason (including the failure to provide bonus opportunities or stock awards based on historical practice in the case of Mr. Novich), he will receive his salary, bonus, and benefits in effect as of his termination date. The bonus shall be two (three in the case of Mr. Novich) payments of the average annual amount of the award paid to him for the three years immediately preceding that in which the termination date occurs (excluding any years in which the bonus was zero in the case of Mr. Novich). Twenty-four (thirty-six in the case of Mr. Novich) months of additional age and service credit will be provided for determining an executive’s supplemental pension benefits using the methodology described in his change in control agreement except that any lump sum payment will be made twenty-four (thirty-six in the case of Mr. Novich) months after the executive’s termination date and only if he has not violated the confidentiality, nonsolicitation, and noncompetition provisions of his employment agreement.

Mr. Novich’s agreement further provides that all existing unvested options as of his termination date would become vested and he would be afforded a 36-month extension (but not beyond the original termination date of the options) from his termination date to exercise any remaining unexercised options. The agreement also provides Mr. Novich with certain post-termination opportunities to exercise his options, indemnification, financial services counseling, and executive outplacement and office services following his termination.

Mr. Novich, Mr. Gratz, and Mr. Niederpruem are covered by a group business accident insurance policy providing $500,000 each in coverage, for which the Company pays the premium. In 2003, the Company entered into indemnification agreements with the named executive officers to preserve the maximum protections provided by state corporation law and our by-laws and to provide assurance to executive officers regarding future rights to indemnification.

PROPOSAL TO APPROVE THE RYERSON TULL 2002 INCENTIVE STOCK PLAN,

AS AMENDED

The Company has used stock option plans and other stock plans as an integral part of its executive incentive program for many years. Most recently, stock-based grants and awards have been made under the Company’s 2002 Incentive Stock Plan (the “Plan”). The Plan was approved by stockholders at the 2002 Annual Meeting of Stockholders.

Proposed Amendment

The Plan currently provides that no more than 335,000 shares may be issued pursuant to restricted stock awards and performance awards. The Board has amended the Plan, subject to stockholder approval, to remove this limit. This amendment would allow all remaining shares in the Plan to be issued as performance shares, options, restricted shares, or other form of award permitted under the terms of the Plan and will enable the Compensation Committee to utilize the shares remaining available under the Plan as performance shares to continue the program commenced by the Committee in 2004. The Compensation Committee and Board believe that authorizing increased use of performance awards will more closely align executive officers with the interests of stockholders. In January 2004 the Compensation Committee awarded, under the existing 335,000-share limit on performance shares, performance share awards for 132,700 shares of common stock (which could result in a payment of up to 265,400 shares if performance exceeds target.) The awards are payable only if the Company achieves specified targets for return on net assets over a four-year period ending December 31, 2007. (See “2004 Performance Share Awards” below.) The closing price of the Company’s common stock reported on the New York Stock Exchange Composite Transactions for March 3, 2004 was $13.21.

The Plan as amended will become effective immediately upon approval by the stockholders and will continue in effect until terminated by the Board. The summary of the Plan as amended that follows is qualified in its entirety by reference to the complete text of the Plan as amended as set forth in Appendix B.

General Description

Participants in the Plan consist of such officers and other key employees of the Company and its subsidiaries as the Compensation Committee may select from time to time. The Compensation Committee has identified approximately 150 participants to participate in the Plan. In the discretion of the Compensation Committee, participants in the plan may receive stock options, stock appreciation rights, restricted stock awards, or performance awards, either singly or in combination, subject to certain limits.

The maximum number of shares that may be issued under the Plan is 2,500,000 shares of Company common stock, plus the total number of shares available for issuance under the Company’s prior incentive stock plans as of the 2002 effective date of the Plan. As of March 1, 2004, 1,776,295 shares are available under the Plan and 2,917,944 shares of Company common stock are subject to awards outstanding under the prior stock plans. No further awards may be made under the prior stock plans. Except to the extent otherwise determined by the Compensation Committee, any shares subject to a grant or award under the Plan or the prior stock plans which terminates by expiration, cancellation, or otherwise without the issuance of such shares (including shares underlying a stock appreciation right exercised for stock, to the extent that such underlying shares are not issued) or which are settled in cash (to the extent so settled), or, in the case of a restricted stock award, which are forfeited prior to vesting, shall again be available for future grants under the Plan. Shares withheld to satisfy tax withholding obligations with respect to exercises or payments under the Plan are not again available for future grant under the Plan.

The form and amount of any grant or award, whether measured by shares of Company common stock or otherwise, as well as the time and conditions of exercise or vesting and any acceleration of the time of exercise or vesting, are subject to the discretion of the Compensation Committee, provided that no more than 335,000 shares may be issued pursuant to restricted stock awards and performance awards under the current Plan unless stockholders approve the amendment to remove this limit. At March 1, 2004, no restricted stock awards and 132,700 performance awards were outstanding under the Plan and 69,600 shares are available for grant as restricted stock awards and performance awards under the Plan.

The Code places limitations on the deductibility, for federal income tax purposes, of annual compensation paid to certain executive officers, generally the five most highly compensated officers of the Company on the last day of the year. In order to permit certain grants and awards under the Plan to be deductible for federal income tax purposes, the Plan limits, except in the case of grants and awards which by their terms are not intended to comply with such Code limitations, the maximum number of shares that may be granted or awarded under the Plan in any three-year period to any participant to 700,000 and the maximum aggregate cash payout that may be made in any year to a named executive officer to $1,000,000.

The Compensation Committee has general authority to administer the Plan, including the authority to select participants, determine the form and amount of awards, and amend such awards or accelerate the time of exercise or vesting thereof. The Compensation Committee also may authorize a Company officer to make grants of restricted stock, stock options, stock appreciation awards, and performance awards, not to exceed such number of shares as the Compensation Committee designates, to employees of the Company and its subsidiaries who are not executive officers. No such officer is authorized to designate himself or herself for any such grant or award. The Board may amend the Plan in any respect, or terminate the Plan at any time, provided that no amendment may be made for which stockholder approval is necessary to comply with any applicable tax or regulatory requirement then in effect. No amendment or termination may impair the rights of a participant under any grant previously made under the Plan without the consent of such participant, unless required by law.

A participant may elect to have the Company withhold shares of common stock (or to accept already-owned shares) to satisfy tax withholding obligations with respect to exercises or payments under the Plan. Except as otherwise permitted by the Compensation Committee, no stock option, stock appreciation right, restricted stock award, or performance award shall be transferable except by will or the laws of descent and distribution. Under rules adopted by the Compensation Committee, transfers may be made, subject to certain limitations, to (a) a participant’s spouse or descendants or (b) to a trust for the benefit of an award holder, his or her spouse or descendants.

The Compensation Committee may make awards that allow Plan participants to elect to defer the receipt of the stock or cash to which the participant is entitled upon exercise or maturity of the award.

Plan Benefits

The Plan permits incentive stock awards in the form of stock options, stock appreciation rights, restricted stock awards, and performance awards.

Stock Options

Options to purchase shares of Company common stock, including incentive stock options within the meaning of Section 422 of the Code, may be granted under the Plan. The Compensation Committee will determine the number of shares subject to each stock option and the manner and time of exercise. No option, however, shall be exercisable more than ten years after the date of grant. The per share option price shall not be less than par value or the fair market value of a share of Company common stock at the date of grant or, if offered pursuant to an offer of employment, the date of the offer or such later date as is specified in such offer. Upon exercise, the option price may be paid in cash, in shares of Company common stock having a fair market value equal to the option price, or in a combination thereof. The Compensation Committee may also allow the “cashless” exercise of options, subject to applicable rules and regulations, and the exercise of options by any other means the Compensation Committee determines to be consistent with the Plan’s purpose and applicable law. The Plan sets forth conditions for the exercise of options under certain circumstances upon termination of employment by reason of death, incapacity, retirement, or otherwise for awards made prior to January 1, 2004; on and after that date the terms of the award agreement govern treatment of awards on termination of employment. The option may contain such other terms, provisions, and conditions not inconsistent with the Plan as the Compensation Committee may determine.

Stock Appreciation Rights

Stock appreciation rights may be granted in tandem with a related stock option or may be granted independently of a related stock option. Rights granted in tandem with a related stock option shall be exercisable to the extent that the related stock option is exercisable. The Compensation Committee will determine the manner and time of exercise of rights granted independently of a stock option, but no such right shall be exercisable more than ten years after the date of grant. In the case of rights granted in tandem with a related stock option, the grantee may elect to exercise either the stock option or the rights (but not both) as to any of the same shares subject to the stock option and the rights. The Plan sets forth conditions for the exercise of stock appreciation rights under certain conditions upon termination of employment by reason of death, incapacity, retirement, or otherwise for awards made prior to January 1, 2004; on and after that date the terms of the award agreement govern treatment of awards on termination of employment. The stock appreciation rights may contain such other terms, provisions, and conditions not inconsistent with the Plan as the Compensation Committee may determine.

Upon exercise of a stock appreciation right, the holder shall be paid the excess of the then fair market value of the number of shares of Company common stock to which the right relates over the fair market value of such number of shares at the date of grant of the right or of the related stock option, as the case may be. Such amount shall be paid in cash or in shares of Company common stock having a fair market value equal to such excess, or in such combination thereof, as may be provided in the grant of such right (which may permit the grantee to elect between cash and Company common stock or to elect a combination thereof), or, if no such provision is made in the grant, as the Compensation Committee shall determine upon exercise of the right.

Restricted Stock Awards

Restricted stock awards consisting of shares of Company common stock may be made under the Plan. Such awards shall be contingent on the employee’s continuing employment with the Company or its subsidiaries or affiliates for a period to be specified in the award, which shall not be more than ten years from the date of award, and may be subject to such additional terms and conditions as the Compensation Committee deems appropriate, which may include performance measures. Except as otherwise determined by the Compensation Committee at the time of the award, the holder of a restricted stock award shall have the right to vote the restricted shares and to receive dividends thereon, unless and until such shares are forfeited. If all conditions to which such award is subject have been satisfied, the holder shall be entitled to such shares free of all restrictions.

Performance Awards

Performance awards consisting of shares of Company common stock, monetary units, or units which are expressed in terms of shares of Company common stock may also be made under the Plan. Subject to the following paragraph, such awards shall be contingent on the achievement over a period of not more than ten years of such corporate, division, subsidiary, group, or other measures and goals as shall be established by the Compensation Committee. Subject to the following paragraph, such measures and goals may be revised by the Compensation Committee from time to time during the performance period. Except as may otherwise be determined by the Compensation Committee, a performance award shall terminate if the holder of the award does not remain continuously in the employ of the Company, its subsidiaries, or affiliates at all times during the applicable performance period. If a performance award consists of shares of Company common stock or units which are expressed in terms of shares of such common stock, amounts equal to dividends otherwise payable on a like number of shares may, if the award so provides, be converted into additional such shares or credited as additional units and paid to the participant on payment of the award.

In order to permit performance awards to named executive officers to be deductible by the Company for federal income tax purposes, the Code and related regulations require performance measures for such awards to be specified in the Plan and approved by stockholders. The performance measures established in the Plan for such purposes are: safety (including, but not limited to, total injury frequency, lost workday rates or cases, medical treatment cases and fatalities); quality control (including, but not limited to, critical product characteristics and defects); cost control (including, but not limited to, cost as a percentage of sales); capital structure (including, but not limited to, debt and equity levels, debt-to-equity ratios, and debt-to-total-capitalization ratios); inventory turnover; revenue growth; revenue growth compared to market; market share; customer performance or satisfaction; revenue measures (including, but not limited to, gross revenues and revenue growth); revenue growth as compared to market; net income; conformity to cash flow plans; return measures (including, but not limited to, return on invested assets or capital); operating profit to operating assets; share price measures (including, but not limited to, fair market value of shares, growth measures, and total shareholder return); working capital measures; operating earnings (before or after taxes); economic value added, cash value added; and cash flow return on investment.

The Compensation Committee has discretion to establish performance goals and to adjust the goals and methods used to measure attainment of the goals. With respect to awards which are intended to be exempt from the deduction limitation, the Compensation Committee has discretion to adjust awards in a manner that does not increase such awards or make any other change that could cause such awards to become nondeductible under the regulations discussed above. The Compensation Committee has discretion to amend or replace performance measures applicable to the named executive officers in the event applicable regulations change and to grant awards to named executive officers that would not be deductible under the regulations based upon any performance measures it deems appropriate.

Payment of a performance award following the end of the performance period, if such award consists of monetary units or units expressed in terms of shares of common stock, may be made in cash, shares of common stock, or a combination thereof, as determined by the Compensation Committee. Any payment made in common stock shall be based on the fair market value of such stock on the payment date.

2004 Performance Share Awards

In January 2004, the Compensation Committee granted performance awards payable as of December 31, 2007 only if the Company achieves specified targets for return on net assets over that four-year period. Earned awards can be paid in shares or cash or deferred until termination of employment, as the award holder may elect. Amounts equal to dividends otherwise payable on earned performance shares and shares units are converted into additional shares and share units, as applicable, for payment in proportion to the number of original shares earned.

For the 2004 performance awards, if results sufficiently exceed target, it is possible to earn additional shares beyond the initial award up to a limit of two times the number of shares underlying the initial award. A total of 132,700 shares were granted as performance awards in January 2004, resulting in an aggregate of 265,400 shares under the Plan being reserved for payment of these performance awards and leaving 69,600 shares available for use under the existing 335,000 performance share limit in the Plan. The Company has instituted an additional limit on the total economic value of what may be earned under the January 2004 awards that can impact the number of shares earned. The limit works as follows: share units can be earned only up to the point that the total economic value of all shares delivered to a participant does not exceed two times the economic value of the initial award. The economic value of the initial award is computed by multiplying 100% of the stock units underlying the initial award by the 24-month average price of Company stock (excluding the two highest and two lowest prices) prior to the grant date. Notwithstanding this limit, if performance is at or above target, a participant will receive no less than the initial award of share units provided at the beginning of the cycle.

Performance award grants to named executive officers in 2004 totaled 113,000 shares, including the following awards: Mr. Novich, 60,000 shares; Mr. Gratz, 21,000 shares; Mr. Niederpruem, 21,000 shares; Mr. Makarewicz, 5,500 shares; and Mr. Delaney, 5,500 shares.

Antidilution Adjustments and Change in Control Provisions

The maximum number of shares issuable under the Plan and the number, class and/or price of shares or other consideration subject to any outstanding stock option, stock appreciation right, restricted stock award, or performance award may be appropriately adjusted by the Compensation Committee in the event of any change in corporate capitalization, such as a stock split, reverse stock split, stock dividend, or a corporate transaction, such as a merger, consolidation, or separation, including a spin-off, or other distribution of stock or property of the Company or its subsidiaries (other than normal cash dividends), and any reorganization or partial or complete liquidation of the Company or its subsidiaries. The Plan also provides that in the event of a change in control, with certain exceptions, (1) all outstanding stock options, stock appreciation rights, and restricted stock awards shall automatically become fully exercisable and vested and shall be cashed out on the basis of a change in control price (as defined in the Plan); provided, however, that the Compensation Committee may provide for immediate vesting instead of cashing out of restricted stock awards, and (2) all outstanding performance awards shall be cashed out in such manner and in such amount or amounts as determined by the Compensation Committee. For purposes of the Plan, a change in control is defined in the same manner as under the Company’s change in control agreements described under the heading “Executive Compensation—Employment and Change in Control Agreements and Other Benefits.”

Federal Tax Consequences

An employee who has been granted an incentive stock option will not realize taxable income and the Company will not be entitled to a deduction at the time of the grant or exercise of such option. If the employee makes no disposition of shares acquired pursuant to an incentive stock option within two years from the date of grant of such option, or within one year of the transfer of the shares to such employee, any gain or loss realized on a subsequent disposition of such shares will be treated as a long-term capital gain or loss. Under such circumstances, the Company will not be entitled to any deduction for federal income tax purposes. If the foregoing holding period requirements are not satisfied, the employee will generally realize ordinary income at the time of disposition in an amount equal to the lesser of (1) the excess of the fair market value of the shares on the date of exercise over the option price or (2) the excess of the amount realized upon disposition of the shares, if any, over the option price, and the Company will be entitled to a corresponding deduction.

An employee will not realize taxable income at the time of the grant of an option which does not qualify as an incentive stock option. Upon exercise, however, of such non-qualified stock option, the employee (even if the option has been transferred) will realize ordinary income in an amount measured by the excess, if any, of the fair market value of the shares on the date of exercise over the option price, and the Company will be entitled to a corresponding deduction. Upon a subsequent disposition of such shares, the employee (or, if applicable, the transferee) will realize short-term or long-term capital gain or loss with the basis for computing such gain or loss equal to the option price plus the amount of ordinary income realized upon exercise.

An employee will not realize taxable income at the time of the grant of a stock appreciation right. Upon exercise, however, such employee will realize ordinary income measured by the difference between the fair market value of the Company common stock on the applicable date of grant and the fair market value of such stock on date of exercise. The Company will be entitled to a corresponding deduction in the year of exercise. Although the tax rules governing transfers of stock appreciation rights are unclear, it appears that an employee would be required to recognize ordinary income upon exercise of a stock appreciation right by a transferee. An employee who has been granted a restricted stock award will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time, assuming that the restrictions constitute a substantial risk of forfeiture for federal income tax purposes. Upon the vesting of shares subject to an award, the employee (even if the award has been transferred) will realize ordinary income in an amount equal to the fair market value of the shares at such time, and the Company will be entitled to a corresponding deduction unless the employee is one of the named executive officers and applicable provisions of the Code regarding deductibility are not satisfied. Dividends paid to the employee during the restriction period will also be compensation income to the employee and deductible as such by the Company. An employee who receives a restricted stock award may elect to be taxed at the time of grant of the award on the then fair market value of the shares, in which case (i) the Company will be entitled to a deduction at the same time and in the same amount, (ii) dividends paid to such employee during the restriction period will be taxable as dividends to such employee and not deductible by the Company, and (iii) there will be no further tax consequences when the restrictions lapse. If an employee who has made such an election subsequently forfeits the shares, he will not be entitled to any deduction or loss. The Company, however, will be required to include as ordinary income the lesser of the fair market value of the forfeited shares or the amount of the deduction originally claimed with respect to the shares.

An employee who has been granted a performance award will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. The employee (even if the award has been transferred) will have compensation income at the time of payment (or vesting if the award is in stock), and the Company will have a corresponding deduction unless the employee is one of the named executive officers and applicable provisions of the Code regarding deductibility are not satisfied.

Any acceleration of the payment of grants and awards under the Plan in the event of a change in control of the Company may cause part or all of the consideration involved to be treated as an “excess parachute payment” under the Code, which may subject the participant to a 20% excise tax and which may not be deductible by the Company. A deduction otherwise available to the Company for any year with respect to compensation payable to a named executive officer may be denied to the extent that it exceeds $1,000,000. For these purposes, restricted stock grants and performance awards under the Plan may, under certain circumstances, qualify for, and it is anticipated that grants of options and stock appreciation rights will generally qualify for, an exception to that limitation for eligible performance-based compensation.

Equity Compensation Plan Information

The following table gives information about the Company’s common stock that may be issued upon the exercise of options under all of the Company’s equity compensation plans as of December 31, 2003.

Plan Category	Number of Shares to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining Available for Future Issuance under Equity Compensation Plans, Excluding Shares Reflected in Column (a)
Equity compensation plans approved by security holders	3,734,617	$14.61	2,059,352	(1)
Equity compensation plans not approved by security holders(2)	137,130	$10.99	162,870
Total	3,871,747	$14.48	2,222,222

(1)	Includes 17,962 shares available for issuance under the Ryerson Tull Directors’ Compensation Plan under which one-third of the non-employee directors’ retainers have been paid in shares of stock and under which a non-employee director may elect to receive the cash portion of the retainer in stock.
(2)	The former Ryerson Tull Directors’ 1999 Stock Option Plan was not approved by security holders. Under this plan, now part of the Ryerson Tull Directors’ Compensation Plan, at the close of each annual meeting, each non-employee director received a stock option with a value of $20,000 (based on the Black-Scholes option pricing model). For additional information please see “Compensation of Directors.”

Vote Required; Effect Of Vote

Approval of the Plan as amended requires the affirmative vote of the holders of shares of the Company representing more than 50% of the voting power of shares represented in person or by proxy and entitled to vote thereon at the Annual Meeting, with the result that shares that abstain from voting would count as votes against the amendment of the Plan and broker non-votes would have no effect on the outcome of the vote. Proxies not limited to the contrary will be voted for the approval of the Plan, as amended.

The Board Of Directors unanimously recommends a vote FOR approval of the Ryerson Tull 2002 Incentive Stock Plan, as amended.

STOCKHOLDER PROPOSALS AND NOMINATIONS

Proposals of stockholders which are intended to be included in our proxy statement for the 2005 Annual Meeting pursuant to SEC Rule 14a-8 must be received by us no later than November 10, 2004, and must otherwise comply with that rule to be included in the Company’s proxy materials for that meeting.

A stockholder that intends to present business at the 2005 Annual Meeting other than pursuant to Rule 14a-8 must comply with the requirements set forth in our By-Laws. Among other things, to bring business before an annual meeting, a stockholder must give written notice thereof, complying with the By-Laws, to the Secretary of the Company not less than 90 days and not more than 120 days in advance of the day corresponding to the date of mailing the proxy materials for the prior year’s annual meeting of stockholders. Therefore, because we anticipate mailing our proxy statement on March 10, 2004, we must receive notice of a stockholder proposal submitted other than pursuant to Rule 14a-8 no sooner than November 10, 2004, and no later than December 10, 2004.

To make a director nomination at the 2005 Annual Meeting, a stockholder must notify the Company’s Secretary no sooner than November 10, 2004, and no later than December 10, 2004. Notices should be sent to Secretary, Ryerson Tull, Inc., 2621 W. 15th Place, Chicago, Illinois 60608. The notice must meet all of the requirements of the Company’s By-laws and include the proposed nominee’s name, age, business address and residence address, principal occupation or employment, a written description of his or her qualifications, and an executed consent to serve as a director if nominated and elected. The notice also must include the name and record address of the stockholder who is submitting the notice, the class and number of shares of capital stock of the Company which are owned of record or beneficially by the stockholder submitting the notice, a description of all arrangements or understandings between the stockholder proposing the notice and any other person (naming such person) pursuant to which the nomination is being made; and, if the stockholder submitting the notice intends to nominate the proposed nominee at the Annual Meeting of Stockholders, a representation that the stockholder intends to appear in person or by proxy at the Annual Meeting to nominate the proposed nominee named in the notice. The written descriptions of the proposed nominee’s qualifications and of the stockholder proposing the notice should provide the information required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the New York Stock Exchange listing standards regarding independence. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company.

OTHER MATTERS

The Board of Directors does not know of any matters to be presented at the Annual Meeting other than those set forth in the Notice of the Annual Meeting. However, if any other matters do come before the meeting, it is intended that the holders of the proxies will vote thereon in their discretion.

By order of the Board of Directors,

Virginia M. Dowling

Secretary

March 10, 2004

Chicago, Illinois

Each stockholder, whether or not you expect to be present in person at the Annual Meeting, is requested to SIGN, DATE AND RETURN THE ENCLOSED PROXY in the accompanying envelope as promptly as possible.

Appendix A

RYERSON TULL, INC.

AUDIT COMMITTEE CHARTER

Adopted November 25, 2003

Purpose

The Audit Committee will:

1)	assist the Board of Directors’ oversight of

a)	the integrity of the Corporation’s financial statements;

b)	the Corporation’s compliance with legal and regulatory requirements;

c)	the independent auditor’s qualifications and independence; and

d)	the performance of the Corporation’s internal audit function and independent auditors;

2)	prepare the audit committee report as required by the Securities and Exchange Commission to be included in the Corporation’s annual proxy statement;

3)	conduct an annual performance evaluation of the Audit Committee; and

4)	perform the duties described below.

In so doing, it is the policy of the Audit Committee to maintain free and open means of communication among the directors, the independent auditors/registered public accounting firm, the internal auditors, financial management and the Compliance Officer of the Corporation.

Membership

The Audit Committee will be composed of at least three directors, each of whom satisfies the independence and experience requirements of the New York Stock Exchange and any other applicable rules, and who are free of any relationship that interferes with their exercise of independence from management and the Corporation pursuant to criteria established by the Board of Directors or as determined by the Board of Directors.

The Board of Directors will determine whether at least one “audit committee financial expert” (as defined by the Securities and Exchange Commission) serves on its Audit Committee and the Corporation will make the disclosures required by the Securities and Exchange Commission as to such expert or why it does not have such expert. Each member of the Audit Committee must be financially literate, as such qualification is interpreted by the Board of Directors in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Audit Committee. In addition, at least one member of the Audit Committee must have accounting or related financial management expertise, as the Board of Directors interprets such qualification in its business judgment. It is presumed that any member of the Audit Committee who qualifies as an “audit committee financial expert” under the Securities and Exchange Commission’s rules has such accounting or related financial management expertise.

Directors ineligible for Audit Committee membership are directors who (1) accept any consulting, advisory, or other compensatory fee from the Corporation, other than director fees, or (2) are affiliated persons of the Corporation or any of its subsidiaries.

In the event a member of the Audit Committee simultaneously serves on the Audit Committees of more than three public companies, and as the Corporation does not limit the number of audit committees on which its audit committee members serve, the Board of Directors must determine that such simultaneous service would not impair the ability of such member to effectively serve on the Corporation’s Audit Committee and shall disclose such determination in the Corporation’s annual proxy statement.

The Board of Directors annually appoints the Chair and members of the Audit Committee, who serve until their successors are duly elected and qualified. The Board of Directors shall have the power at any time to change the membership of the Audit Committee and to fill vacancies in it, subject to such new member(s) satisfying the qualification requirements. Except as expressly provided in this Charter, the resolution designating the Committee or the By-Laws of the Corporation, the Audit Committee shall fix its own rules of procedure, the time and place of its meetings, and its meeting notice, if any.

Meetings

The Audit Committee will meet as frequently as circumstances dictate but at least four times annually. The Audit Committee chair will develop an agenda for each meeting in consultation with senior financial management, and will set the agenda for each Audit Committee meeting.

The Audit Committee will meet separately, periodically, with management, with internal auditors (or other personnel responsible for the internal audit function), with the independent auditors/registered public accounting firm, and as a committee in regularly scheduled executive sessions during each year.

Responsibilities and Duties

I. Independent Auditors/Registered Public Accounting Firm

In carrying out its responsibilities, the Audit Committee will:

1)	Have sole authority to select, retain and terminate the independent auditor/registered public accounting firm, and to approve all audit engagement fees and other retention terms.

2)	Pre-approve all permissible non-audit engagements, fees and retention terms of such engagements, with the Corporation’s independent auditor. The Audit Committee may delegate the authority to pre-approve permissible non-audit services to a single member of the Audit Committee.

3)	Require the independent auditor to submit a formal written report, at least annually, to assess the auditor’s independence. The report must

a)	delineate all relationships, including any non-audit-related compensation, between the independent auditor and the Corporation;

b)	describe the auditing firm’s internal quality-control procedures;

c)	disclose any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits conducted by the firm; and

d)	report any steps taken to deal with any such issues.

Review the independent auditor’s audit team rotation policies to assure compliance with law and Securities and Exchange Commission regulations. Evaluate the lead audit partner. Further consider whether, in order to assure continuing auditor independence, there should be regular rotation of the audit firm itself. Present its conclusions with respect to the independent auditor to the full Board of Directors.

4)	Set clear hiring policies for the Corporation’s hiring of employees and former employees of the independent auditor/registered public accounting firm.

II. The Audit

In carrying out its responsibilities, the Audit Committee will:

1)	Oversee the work of any independent auditor/registered public accounting firm employed by the Corporation, which firm shall report directly to the Audit Committee. Such oversight includes review of the proposed audit scope, audit and review procedures to be utilized, general audit approach of the annual external audit examination, the results and recommendations of the independent auditor on completion of such examination, review with the independent auditor of any audit problems or difficulties and management’s response, and resolution of disagreements between management and the auditor regarding financial reporting for the purpose of preparing or issuing an audit report or related work.

2)	Discuss the annual audited financial statements and quarterly financial statements with management and the independent auditor, including the Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and those matters required to be reviewed under applicable laws, regulations or New York Stock Exchange requirements.

3)	Review with management and the independent auditor the Corporation’s financial reporting and accounting standards or principles, significant changes in such standards or principles, or in their application, critical accounting policies, material alternative accounting treatments, and other material communications with management.

4)	Discuss the Corporation’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. For purposes of this matter, the Audit Committee Chair can represent the entire Committee. The Audit Committee may fulfill this responsibility generally (for example, discussing the types of information to be disclosed and the type of presentation to be made) and need not discuss in advance each earnings release or each instance in which the Corporation may provide earnings guidance.

5)	As required by the Securities and Exchange Commission, prepare an Audit Committee Report to be included in the Corporation’s annual proxy statement.

III. Internal Audit

In carrying out its responsibilities, the Audit Committee will:

1)	Assure that the Corporation maintains an internal audit function to provide management and the Audit Committee with an ongoing assessment of the Corporation’s risk management process and system of internal control, which internal audit function may be outsourced to a third party service provider other than the Corporation’s independent auditor.

2)	Review and concur in the appointment, reassignment or dismissal of the director of internal audit.

3)	Review the internal audit function of the Corporation, including the independence and authority of the internal auditor; the reporting relationships among the internal auditor, financial management and the Audit Committee; the internal audit reporting obligations; and performance compared to the annual audit plan.

4)	Approve the proposed scope of annual and other internal audit programs.

5)	Review with the independent auditor the responsibilities, staffing and budget of the internal audit function.

IV. Control Procedures

In carrying out its responsibilities, the Audit Committee will:

1)	Review quarterly with management, the independent auditor, and internal audit the adequacy and effectiveness of internal controls and disclosure controls and procedures to meet financial reporting requirements.

2)	Review with management and internal audit any fraud, misrepresentation, errors, and illegal acts involving management or others who have a significant role in internal controls or disclosure controls and procedures.

3)	Review annually policies, procedures and audit results covering directors’ and officers’ expense accounts and perquisites.

4)	Discuss annually guidelines and policies with respect to risk assessment and risk management annually with management, the internal audit and the independent auditor.

5)	Review any reports of the independent auditor mandated by Section 10A of the Securities Exchange Act of 1934, as amended, and obtain from the independent auditor any information with respect to illegal acts in accordance with Section 10A.

6)	Review, with the Corporation’s legal counsel and management, compliance with policies relating to the Corporation’s Code of Ethics and Business Conduct; its Code of Ethics for the Chief Executive Officer, Chief Financial Officer and senior financial officers; conflicts of interest, sensitive payments and similar matters affecting the financial reporting process or the financial statements of the Corporation. Review, with the Corporation’s legal counsel, any legal matter that could have a significant impact on the Corporation’s financial statements.

7)	Approve any waiver from or amendment of the Code of Ethics for the Chief Executive Officer, Chief Financial Officer and senior financial officers, and disclose such waivers or amendments promptly as required by law or the Securities and Exchange Commission.

8)	Have the authority to investigate any matter brought to its attention within the scope of its duties. The Audit Committee has direct access to the independent auditors as well as to anyone in the Corporation and has authority to engage, at the Corporation’s expense, independent counsel or other advisers as it determines necessary to carry out its duties.

9)	Determine that the Corporation has provided for appropriate funding for independent auditor review, audit and attest services, advisors to the Audit Committee, and the Committee’s ordinary administrative expenses.

10)	Establish policies or practices for (a) the receipt, retention and treatment of complaints regarding accounting, internal controls or auditing matters and (b) the confidential, anonymous submission by Corporation employees of concerns on questionable accounting or auditing matters.

11)	Act as the Corporation’s Qualified Legal Compliance Committee.

V. Corporate Governance

In carrying out its responsibilities, the Audit Committee will:

1)

Review and reassess the adequacy of its Charter at least annually or sooner if determined appropriate. Submit the Charter to the Board of Directors for its approval annually and submit proposed revisions to the Charter when changes are recommended. Have the Charter disclosed as required by the Securities and Exchange Commission and the New York Stock Exchange, as applicable.

2)	Conduct an annual performance evaluation of the Audit Committee.

3)	Perform any other action necessary to comply with the regulations of the Securities and Exchange Commission and the New York Stock Exchange.

4)	Report regularly to the Board of Directors on its activities.

The Audit Committee does not plan or conduct audits nor does it determine whether the Corporation’s financial statements are complete and accurate or whether they are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. The Audit Committee’s recommendation that the financial statements be included in the Corporation’s Annual Report is therefore not a representation that the financial statements are presented fairly in accordance with generally accepted accounting principles or that the audit complied with generally accepted auditing standards.

The Audit Committee has the authority to conduct investigations; it reviews compliance with laws and regulations; and it facilitates discussion among the directors, the independent auditors, the internal auditors and management. Management is responsible for resolving investigations, for assuring compliance with laws and regulations and for resolving disagreements.

Appendix B

RYERSON TULL 2002 INCENTIVE STOCK PLAN

(As amended as of April 21, 2004 subject to stockholder approval)

1.    Purpose.

The purpose of the Ryerson Tull 2002 Incentive Stock Plan (the “Plan”) is to attract and retain outstanding individuals as officers and key employees of Ryerson Tull, Inc. (the “Company”) and its subsidiaries, and to furnish incentives to such individuals through rewards based upon the ownership and performance of the Common Stock (as defined in Section 3). To this end, the Committee hereinafter designated and, in certain circumstances, the Chairman of the Board of the Company (the “Chairman”) or the President of the Company, may grant stock options, stock appreciation rights, restricted stock awards, and performance awards, or combinations thereof, to officers and other key employees of the Company and its subsidiaries, on the terms and subject to the conditions set forth in this Plan. As used in the Plan, the term “RT” shall mean, collectively, the Company and its subsidiaries, and the term “subsidiary” shall mean (a) any corporation of which the Company owns or controls, directly or indirectly, 50% or more of the outstanding shares of capital stock entitled to vote for the election of directors or (b) any partnership, joint venture, or other business entity in respect of which the Company, directly or indirectly, has comparable ownership or control.

2.    Participants.

Participants in the Plan shall consist of: (a) such officers and other key employees of the Company and its subsidiaries as the Committee (or an officer acting pursuant to Section 4) in its sole discretion may select from time to time to receive stock options, stock appreciation rights, restricted stock awards or performance awards, either singly or in combination, as the Committee (or an officer acting pursuant to Section 4) may determine in its sole discretion; and (b) if the Committee authorizes the Chairman or the President to make grants or awards of stock options, stock appreciation rights, restricted stock or performance awards, such employees of the Company and its subsidiaries who are not subject to section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) as the Chairman or the President shall determine in his or her sole discretion after consultation with the Vice President—Human Resources of the Company. Any director of the Company or any of its subsidiaries who is not also an employee of the Company or any of its subsidiaries shall not be eligible to receive stock options, stock appreciation rights, restricted stock awards or performance awards under the Plan. Notwithstanding any other provision of the Plan, without the approval of the Company’s stockholders, this Section 2 shall not be amended to materially change the class or classes of employees eligible to participate in the Plan.

3.    Shares Reserved under the Plan.

Subject to adjustment pursuant to the provisions of Section 11 of the Plan, the maximum number of shares of Common Stock, $1.00 par value per share, of the Company (“Common Stock”) which may be issued pursuant to grants or awards made under the Plan shall not exceed the sum of (1) 2,500,000 and (2) the total number of shares available for issuance, but not issued, under the Ryerson Tull 1995 and Ryerson Tull 1999 Incentive Stock Plan (the “Prior Plans”), including shares described in the last paragraph of this Section 3. Notwithstanding any other provision of the Plan, without the approval of the Company’s stockholders, this Section 3 shall not be amended to materially increase the number of shares reserved for issuance under the Plan.

The following restrictions shall apply to all grants and awards under the Plan other than grants and awards which, by their terms, are not intended to comply with the “Performance-Based Exception” (defined below in this Section 3):

(a) the maximum aggregate number of shares of Common Stock that may be granted or awarded under the Plan to any participant under the Plan during any three year period shall be 700,000; and

(b) the maximum aggregate cash payout with respect to grants or awards under the Plan in any fiscal year of the Company to any Named Executive Officer (defined below in this Section 3) shall be $1,000,000.

For purposes of the Plan, “Named Executive Officer” shall mean a participant who is one of the group of “covered employees” as defined in the regulations promulgated under section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), or any successor statute, and “Performance-Based Exception” shall mean the performance-based exception from the deductibility limitations as set forth in Section 162(m) of the Code.

Except to the extent otherwise determined by the Committee, any shares of Common Stock subject to grants or awards under the Plan or the Prior Plans that terminate by expiration, cancellation or otherwise without the issuance of such shares (including shares underlying a stock appreciation right exercised for stock, to the extent that such underlying shares are not issued), that are settled in cash (to the extent so settled), or, in the case of restricted stock awards, that terminate without vesting, shall become available for future grants and awards under the Plan. Shares of Common Stock to be issued pursuant to grants or awards under the Plan may be authorized and unissued shares of Common Stock, treasury Common Stock, or any combination thereof.

4.    Administration of the Plan.

The Plan shall be administered by the Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”). Subject to the provisions of the Plan, the Committee shall have authority: (a) to determine which employees of the Company and its subsidiaries shall be eligible for participation in the Plan; (b) to select employees to receive grants under the Plan; (c) to determine the form of grant, whether as a stock option, stock appreciation right, restricted stock award, performance award or a combination thereof, the number of shares of Common Stock or units subject to the grant, the time and conditions of exercise or vesting, the fair market value of the Common Stock for purposes of the Plan, and all other terms and conditions of any grant and to amend such awards or accelerate the time of exercise or vesting thereof, subject in each case to the terms and conditions of the Plan; and (d) to prescribe the form of agreement, certificate or other instrument evidencing the grant; provided, however, that without approval of the Company’s shareholders, in no event shall the Committee reprice any stock options awarded under the Plan by lowering the option price of a previously granted stock option or by cancellation of outstanding stock options with subsequent replacement or regrant of stock options with lower option prices. Notwithstanding the foregoing, the Committee or the Board, subject to the terms and conditions of the Plan may, by resolution adopted by it, authorize the Chairman of the Board or President of the Company to make grants or awards of stock options, stock appreciation rights, restricted stock or performance awards, not to exceed such number of shares as the Committee or Board shall specify in such resolution, and to have the authority of the Committee with respect to such grants or awards, to such employees of the Company and its subsidiaries who are not subject to section 16(a) of the Exchange Act; provided, however, that no such officer shall be authorized to designate himself for any such grant or award. The Committee shall also have authority to interpret the Plan and to establish, amend and rescind rules and regulations for the administration of the Plan, and all such interpretations, rules and regulations shall be conclusive and binding on all persons.

5.    Effective Date of Plan.

The Effective Date of the Plan is May 8, 2002, the date of approval by the stockholders of the Company.

6.    Stock Options.

(a) Grants. Subject to the terms of the Plan, options to purchase shares of Common Stock, including “incentive stock options” within the meaning of Section 422 of the Code, may be granted from time to time to such officers and other key employees of the Company and its subsidiaries as may be selected by the Committee. Each grant of an option under the Plan may designate whether the option is intended to be an incentive stock option or a “nonqualified” stock option. Any option not so designated shall be deemed to be a “nonqualified” stock option.

(b) Terms of Options. An option shall be exercisable in whole or in such installments and at such times as may be determined by the Committee in its sole discretion, provided that no option shall be exercisable more than ten years after the date of grant. The per share option price shall not be less than the greater of par value or 100% of the fair market value of a share of Common Stock on the date the option is granted or, if granted pursuant to an offer of employment, the date of such offer or such later date as is specified in such offer. Upon exercise, the option price may be paid in cash, in shares of Common Stock having a fair market value equal to the option price which, except as otherwise specifically provided by the terms of the option, have been owned by the Participant for at least 6 months prior thereto, or in a combination thereof. The Committee may also allow the cashless exercise of options by holders thereof, as permitted under regulations promulgated by the Board of Governors of the Federal Reserve System, subject to any applicable restrictions necessary to comply with rules adopted by the Securities and Exchange Commission, and the exercise of options by holders thereof by any other means that the Committee determines to be consistent with the Plan’s purpose and applicable law, including loans, with or without interest, made by the Company to the holder thereof.

(c) Restrictions Relating to Incentive Stock Options. To the extent required by the Code, the aggregate fair market value (determined as of the time the option is granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by an employee during any calendar year (under the Plan or any other plan of the Company or any of its subsidiaries) shall not exceed $100,000.

(d) Termination of Employment. Except as otherwise provided by the terms of the grant (or, for a grant made prior to January 1, 2004, the terms of the Plan as in effect on the date of grant) or as thereafter determined by the Committee, a stock option shall expire as of the date on which the optionee ceases to be employed by the Company and its subsidiaries for any reason.

(e) Additional Terms and Conditions. The agreement or instrument evidencing the grant of a stock option may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee in its sole discretion, including deferred delivery of shares after exercise of the stock option.

7.    Stock Appreciation Rights.

(a) Grants. Subject to the terms of the Plan, stock appreciation rights entitling the grantee to receive cash or shares of Common Stock having a fair market value equal to the appreciation in market value of a stated number of shares of such Common Stock from the date of the grant to the date of exercise, or, in the case of rights granted in tandem with or by reference to a stock option granted prior to the grant of such rights, from the date of grant of such related stock option to the date of exercise, may be granted from time to time to such officers and other key employees of the Company and its subsidiaries as may be selected by the Committee.

(b) Terms of Grant. Such rights may be granted in tandem with or by reference to a related stock option, in which event the grantee may elect to exercise either the stock option or the right, but not both, as to the shares subject to the stock option and the right, or the right may be granted independently of a stock option. Rights granted in tandem with or by reference to a related stock option shall, except as provided at the time of grant, be exercisable to the extent, and only to the extent, that the related option is exercisable. Rights granted independently of a stock option shall be exercisable in whole or in such installments and at such times as may be determined by the Committee, provided that no right shall be exercisable more than ten years after the date of grant. Except as otherwise provided by the terms of the grant (or, for a grant made prior to January 1, 2004, the terms of the Plan as in effect on the date of grant), or as thereafter determined by the Committee, a stock appreciation right shall expire as of the date on which the holder ceases to be employed by the Company and its subsidiaries for any reason. The Committee may at the time of the grant or at any time thereafter impose such additional terms and conditions on the exercise of stock appreciation rights as it deems necessary or desirable for any reason, including for compliance with Section 16(a) or Section 16(b) of the Exchange Act and the rules and regulations thereunder.

(c) Payment on Exercise. Upon exercise of a stock appreciation right, the holder shall be paid the excess of the then fair market value of the number of shares of Common Stock to which the right relates over the fair market value of such number of shares at the date of grant of the right or of the related stock option, as the case may be. Such excess shall be paid in cash or in shares of Common Stock having a fair market value equal to such excess, or in such combination thereof, as may be provided in the grant of such right (which may permit the holder to elect between cash and Common Stock or to elect a combination thereof), or, if no such provision is made in the grant, as the Committee shall determine upon exercise of the right, provided, in any event, that the holder shall be paid cash in lieu of any fractional share of Common Stock to which such holder would otherwise be entitled.

(d) Additional Terms and Conditions. The agreement or instrument evidencing the grant of stock appreciation rights may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee in its sole discretion, including deferral of the gain upon exercise of the rights.

8.    Restricted Stock Awards.

Subject to the terms of the Plan, restricted stock awards consisting of shares of Common Stock may be made from time to time to such officers and other key employees of the Company and its subsidiaries as may be selected by the Committee, provided that any such employee (except an employee whose terms of employment include the granting of a restricted stock award) shall have been employed by the Company or any of its subsidiaries for at least six months. Such awards shall be contingent on the employee’s continuing employment with the Company or its subsidiaries for a period to be specified in the award (which shall not be more than ten years from the date of award) and shall be subject to such additional terms and conditions as the Committee in its sole discretion deems appropriate, including, but not by way of limitation, requirements relating to satisfaction of performance measures and restrictions on the sale or other disposition of such shares during the restriction period. Except as otherwise determined by the Committee at the time of the award, the holder of a restricted stock award shall have the right to vote the restricted shares and to receive dividends thereon, unless and until such shares are forfeited. Notwithstanding the foregoing provisions of this Section 8, any restricted stock award which is not subject to satisfaction of performance measures shall be subject to the employee’s continuing employment with the Company or its affiliates for a period of not less than three years from the date of grant and any restricted stock award which is subject to satisfaction of performance measures shall be subject to the employee’s continuing employment with the Company or its affiliates for a period of not less than one year from the date of grant; provided, however, that this sentence shall not apply to the extent the restricted stock awards are approved by the Company’s stockholders or to the extent the restricted stock awards made under the Plan which do not conform to the foregoing provisions of this sentence (when aggregated with any performance awards which do not conform to the provisions of the last sentence of paragraph 9(a)) do not exceed 10 percent of the shares of Common Stock reserved for issuance under the Plan.

9.    Performance Awards.

(a) Awards. Performance awards consisting of (i) shares of Common Stock, (ii) monetary units or (iii) units which are expressed in terms of shares of Common Stock may be made from time to time to such officers and other key employees of the Company and its subsidiaries as may be selected by the Committee. Subject to the provisions of Section 12 below, such awards shall be contingent on the achievement over a period of not more than ten years of such corporate, division, subsidiary, group or other measures and goals as shall be established by the Committee. Subject to the provisions of Sections 10 and 12 below, such measures and goals may be revised by the Committee at any time and/or from time to time during the performance period. Except as may otherwise be determined by the Committee at the time of the award or at any time thereafter, a performance award shall terminate if the grantee of the award does not remain continuously in the employ of the Company or its subsidiaries at all times during the applicable performance period. Notwithstanding the foregoing provisions of this paragraph 9(a) any performance award that consists of Common Stock shall be subject to the employee’s continuing employment with the Company or its affiliates for a period of not less than one year from the date of grant; provided, however, that this sentence shall not apply to the extent the performance awards are approved by the Company’s stockholders or to the extent the performance awards consisting of Common Stock made under the Plan which do not conform to the provisions of this sentence (when aggregated with any restricted stock awards which do not conform to the provisions of the last sentence of Section 8) do not exceed 10 percent of the shares of Common Stock reserved for issuance under the Plan.

(b) Rights with Respect to Shares and Share Units. If a performance award consists of shares of Common Stock or units which are expressed in terms of shares of such Common Stock, amounts equal to dividends otherwise payable on a like number of shares may, if the award so provides, be converted into additional such shares (to the extent that shares are then available for issuance under the Plan) or credited as additional units and paid to the participant if and when, and to the extent that, payment is made pursuant to such award.

(c) Payment. Payment of a performance award following the end of the performance period, if such award consists of monetary units or units expressed in terms of shares of Common Stock, may be made in cash, shares of Common Stock, or a combination thereof, as determined by the Committee, and may be deferred pursuant to such terms and conditions, including with respect to the crediting of earnings, as the Committee may provide. Any payment made in Common Stock shall be based on the fair market value of such stock on the payment date.

10.    Performance Measures Applicable to Awards to Named Executive Officers.

Unless and until the Committee proposes for stockholder vote a change in the general performance measures set forth in this Section 10, the attainment of which may determine the degree of payout or vesting with respect to awards under the Plan which are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such awards shall be chosen from among the following alternatives: safety (including, but not limited to, total injury frequency, lost workday rates or cases, medical treatment cases and fatalities); quality control (including, but not limited to, critical product characteristics and defects); cost control (including, but not limited to, cost as a percentage of sales); capital structure (including, but not limited to, debt and equity levels, debt-to-equity ratios, and debt-to total-capitalization ratios); inventory turnover; revenue growth; revenue growth compared to market; market share; customer performance or satisfaction; revenue measures (including, but not limited to gross revenues and revenue growth); net income; conformity to cash flow plans; return measures (including, but not limited to, return on invested assets or capital); operating profit to operating assets; share price measures (including, but not limited to, fair market value of shares, growth measures, and total shareholder return); working capital measures; operating earnings (before or after taxes); economic value added; cash value added; and cash flow return on investment.

The Committee shall have the discretion to establish performance goals based upon the foregoing performance measures and to adjust such goals and the methodology used to measure the determination of the degree of attainment of such goals; provided, however, that awards under the Plan that are intended to qualify for the Performance-Based Exception and that are issued to or held by Named Executive Officers may not be adjusted in a manner that increases such award. The Committee shall retain the discretion to adjust such awards in a manner that does not increase such awards. Furthermore, the Committee shall not make any adjustment to awards under the Plan issued to or held by Named Executive Officers that are intended to comply with the Performance-Based Exception if the result of such adjustment would be the disqualification of such award under the Performance-Based Exception.

In the event that applicable laws change to permit the Committee greater discretion to amend or replace the foregoing performance measures applicable to awards to Named Executive Officers without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining such approval. In addition, in the event that the Committee determines that it is advisable to grant awards under the Plan to Named Executive Officers that may not qualify for the Performance-Based Exception, the Committee may make such grants upon any performance measures it deems appropriate with the understanding that they may not satisfy the requirements of Section 162(m) of the Code.

11.    Adjustments for Changes in Capitalization, etc.

Subject to the provisions of Section 12 herein, in the event of any change in corporate capitalization, such as a stock split, reverse stock split, stock dividend, or a corporate transaction, such as a merger, consolidation, or separation, including a spin-off, or other distribution of stock or property of the Company or its subsidiaries (other than normal cash dividends), any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company or its subsidiaries, such adjustment shall be made in the number and class of shares which may be delivered under Section 3 (including the number of shares referred to in the last sentence of the first paragraph of Section 3 and in subparagraph (a) of the second paragraph of Section 3), and in the number and class of and/or price of shares subject to outstanding grants or awards under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of shares subject to any grants or awards under the Plan shall always be a whole number.

12.    Effect of Change in Control.

(a) Acceleration of Benefits. Subject to the following sentence and the terms of any agreement evidencing the terms of any award under the Plan, in the event of a “Change in Control” as defined in paragraph (b) of this Section 12, (i) at the election of the holder filed in such form and in such manner and time as the Committee shall provide, the value of all outstanding stock options, stock appreciation rights and restricted stock awards (whether or not then fully exercisable or vested) shall be cashed out on the basis of the “Change in Control Price” (as defined in paragraph (c) of this Section 12) as of the date the Change in Control occurs, provided, however, that the Committee may provide for the immediate vesting instead of the cashing out of restricted stock awards in such circumstances as it deems appropriate; and (ii) all outstanding performance awards shall be cashed out in such manner and in such amount or amounts as determined by the Committee in its sole discretion.

(b) Change in Control. For purposes of this Section 12, a Change in Control means the happening of any of the following:

(i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than (w) the Company, (x) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, (y) an underwriter temporarily holding securities pursuant to an offering of such securities, or (z) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of voting securities of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates) representing 20% or more of the combined voting power of the Company’s then outstanding securities;

(ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clauses (i), (iii) or (iv) of this paragraph (b)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute a majority thereof;

(iii) there occurs a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 60% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 50% of the combined voting power of the Company’s then outstanding securities; or

(iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

A Change in Control shall also be deemed to occur with respect to any Participant for purposes of the Plan if there occurs:

(1) a sale or disposition, directly or indirectly, other than to a person described in subclause (w), (x) or (z) of clause (i) next above, of securities of the Participant’s employer, any direct or indirect parent company of the Participant’s employer or any company that is a subsidiary of the Participant’s employer and is also a significant subsidiary (as defined below) of the Company (the Participant’s employer and such a parent or subsidiary being a “Related Company”), representing 50% or more of the combined voting power of the securities of such Related Company then outstanding;

(2) a merger or consolidation of a Related Company with any other corporation, other than a merger or consolidation which would result in 50% or more of the combined voting power of the surviving company being beneficially owned by a majority owned direct or indirect subsidiary of the Company; or

(3) the sale or disposition of all or substantially all the assets of a Related Company to a person other than a majority owned direct or indirect subsidiary of the Company.

For purposes of the Plan, the term “significant subsidiary” has the meaning given to such term under Rule 405 of the Securities Act of 1933, as amended. Notwithstanding the foregoing, no Change in Control shall be deemed to have occurred with respect to a Participant for purposes of the Plan if (I) such transaction includes or involves a sale to the public or a distribution to the stockholders of the Company of more than 50% of the voting securities of the Participant’s employer or a direct or indirect parent of the Participant’s employer, and (II) the Participant’s employer or a direct or indirect parent of the Participant’s employer agrees to become a successor to the Company under an individual agreement between the Company and the Participant or the Participant is covered by an agreement providing for benefits upon a change in control of his or her employer following an event described clauses (1), (2) or (3) next above.

(c) Change in Control Price. For purposes of this Section 12, Change in Control Price means:

(i) with respect to a Change in Control by reason of a merger or consolidation of the Company described in paragraph (b)(iii) of this Section 12 in which the consideration per share of Common Stock to be paid for the acquisition of shares of Common Stock specified in the agreement of merger or consolidation is all in cash, the highest such consideration per share;

(ii) with respect to a Change in Control by reason of an acquisition of securities described in paragraph (b)(i) of this Section 12, the highest price per share for any share of the Common Stock paid by any holder of any of the securities representing 20% or more of the combined voting power of the Company giving rise to the Change in Control; and

(iii) with respect to a Change in Control by reason of a merger or consolidation of the Company (other than a merger or consolidation described in paragraph (b)(iii) of this Section) or a change in the composition of the Board of Directors described in paragraph (b)(ii) of this Section 12, or stockholder approval of an agreement or plan described in paragraph (b)(iv) of this Section 12, the highest price per share of Common Stock reported on the New York Stock Exchange Composite Transactions (or, if such shares are not traded on the New York Stock Exchange, such other principal market on which such shares are traded) during the sixty-day period ending on the date the Change in Control occurs, except that, in the case of incentive stock options and stock appreciation rights relating to incentive stock options, the holder may not receive an amount in excess of the maximum amount that will enable such option to continue to qualify as an incentive stock option.

13.    Amendment and Termination of Plan.

The Plan may be amended or terminated by the Board at any time and in any respect, provided that, without the approval of the Company’s stockholders, no such amendment shall be made for which stockholder approval is necessary to comply with any applicable tax or regulatory requirement, and provided that no such amendment or termination shall impair the rights of any participant, without his or her consent, in any award previously granted under the Plan, unless required by law. In the event of termination of the Plan, no further grants may be made under the Plan but termination shall not affect the rights of any participant under, or the authority of the Committee with respect to, any grants or awards made prior to termination. Notwithstanding any other provision of the Plan, without the approval of the Company’s stockholders, the Board shall not adopt any amendment to the Plan which makes changes to the Plan that are so material that the focus of the Plan is changed, including amending the Plan to provide for a form of grant not presently available under the Plan, as determined in the reasonable judgment of the Board.

14.    Prior Plans.

Upon the effectiveness of this Plan, no further grants shall be made under the Prior Plans. The discontinuance of the Prior Plans shall not affect the rights of any participant under, or the authority of the Committee (therein referred to) with respect to, any grants or awards made thereunder prior to such discontinuance.

15.    Miscellaneous.

(a) No Right to a Grant. Neither the adoption of the Plan nor any action of the Board or of the Committee shall be deemed to give any employee any right to be selected as a participant or to be granted a stock option, stock appreciation right, restricted stock award or performance award.

(b) Rights as Stockholders. No person shall have any rights as a stockholder of the Company with respect to any shares covered by a stock option, stock appreciation right, or performance award until the date of the issuance of a stock certificate to such person pursuant to such stock option, right or award.

(c) Employment. Nothing contained in this Plan shall be deemed to confer upon any employee any right of continued employment with the Company or any of its subsidiaries or to limit or diminish in any way the right of the Company or any such affiliate to terminate his or her employment at any time with or without cause.

(d) Taxes. The Company shall be entitled to deduct from any payment under the Plan the amount of any tax required by law to be withheld with respect to such payment or may require any participant to pay such amount to the Company prior to and as a condition of making such payment. In addition, the Committee may, in its discretion and subject to such rules as it may adopt from time to time, permit a participant to elect to have the Company withhold from any payment under the Plan (or to have the Company accept from the participant), for tax withholding purposes, shares of Common Stock, valued at their fair market value, but in no event shall the fair market value of the number of shares so withheld (or accepted) exceed the amount necessary to meet the required Federal, state and local withholding tax rates then in effect that are applicable to the participant and to the particular transaction.

(e) Nontransferability. Except as permitted by the Committee, no stock option, stock appreciation right, restricted stock award or performance award shall be transferable except by will or the laws of descent and distribution, and, during the holder’s lifetime, stock options and stock appreciation rights shall be exercisable only by, and shares subject to restricted stock awards and payments pursuant to performance awards shall be delivered or made only to, such holder or such holder’s duly appointed legal representative.

NOTICE OF

ANNUAL MEETING

OF STOCKHOLDERS

AND PROXY STATEMENT

RYERSON TULL, INC.

2004

Ú DETACH PROXY CARD HERE Ú

Please Vote, Sign, Date and Return Promptly in the Enclosed Envelope.		☒ Votes must be indicated (x) in Black or Blue ink.

The Board of Directors Recommends a Vote FOR the listed nominees.			The Board of Directors recommends a vote FOR the following resolutions. Please read the resolutions in full on the accompanying circular.

1. To elect directors:					FOR	AGAINST	ABSTAIN

FOR ALL ☐	WITHHOLD FOR ALL ☐	EXCEPTIONS* ☐	2. To ratify selection of PricewaterhouseCoopers LLP as Ryerson Tull’s independent auditors for the current fiscal year.		☐	☐	☐

Nominees:	01-Jameson A. Baxter, 02-Richard G. Cline, 03-James A. Henderson, 04-Gregory P. Josefowicz, 05-Martha Miller de Lombera, 06-Neil S. Novich, 07-Jerry K. Pearlman		3. To approve the Ryerson Tull 2002 Incentive Stock Plan, as amended.		☐	☐	☐

(Instructions: To withhold authority to vote for any individual nominee, mark the “Exceptions*” box and write that nominee’s name on the following blank line.)			4. In the discretion of the proxies to vote upon any and all other business matters which may properly come before such annual meeting or any adjournment thereof.

Exceptions*			CHECK HERE TO STOP MULTIPLE MAILINGS Please stop mailing of stockholder publications for this account, since multiple copies come to our household at this address.			☐

S C A N L I N E

Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Date and return promptly.

			Date	Share Owner sign here	Co-Owner sign here

To Our Stockholders and Our Plan Participants:

IMPORTANT NOTICE REGARDING DELIVERY

OF SECURITY HOLDER DOCUMENTS

The Securities and Exchange Commission has adopted rules which allow us to deliver a single annual report, proxy statement, proxy statement combined with a prospectus, or any information statement to any household at which two or more security holders reside, whom we believe to be members of the same family.

If you wish to receive only one copy of the Ryerson Tull, Inc. Annual Report, the Ryerson Tull, Inc. Proxy Statement, a proxy statement combined with a prospectus, or any information statement, please check the box on the reverse side of the proxy card. We will continue to separately mail a proxy card for each registered shareholder account. This consent will be perpetual unless you revoke it, which you may do at any time by calling us at 1-800 524-4458 (toll-free), or writing us at The Bank of New York, Shareholder Relations Department, P.O. Box 11258, Church Street Station, New York, NY 10286, Attention: Proxy Unit. If you revoke your consent, we will begin sending you individual copies of these documents within 30 days after we receive your revocation notice.

IF APPLICABLE, WE ENCOURAGE YOU TO PARTICIPATE IN THIS PROGRAM. IT WILL HELP RYERSON TULL, INC. REDUCE PRINTING AND POSTAGE COSTS, AS WELL AS OPERATING EXPENSES.

Thank you.

Proxy Solicited on Behalf of The Board of Directors

The undersigned hereby appoints Neil S. Novich, Jay M. Gratz, Terence R. Rogers and Joyce E. Mims, and each of them, as attorneys and proxies (with full power of substitution in each) to vote all common stock of the Company that the undersigned is entitled to vote (including any Company common stock credited to the account of the undersigned under The Bank of New York’s BuyDirectSM Plan) and all Series A $2.40 Cumulative Convertible Preferred Stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held April 21, 2004 and at any adjournment thereof. Unless otherwise specified, this proxy will be voted FOR the election of directors, FOR the ratification of the selection of PricewaterhouseCoopers LLP as Ryerson Tull’s independent auditors for the current fiscal year, FOR the Ryerson Tull 2002 Incentive Stock Plan, as amended, and in the discretion of the proxies on any and all other matters that may properly come before such Annual Meeting or any adjournment thereof.

Confidential Voting Directions

Solicited on Behalf of the Board of Directors

As a Participant in the Ryerson Tull Savings Plan, I hereby direct LaSalle National Bank, as Trustee of the ESOP Trust which forms a part of such plan, to vote all shares of common stock of Ryerson Tull, Inc. that are credited to my account in the ESOP Trust as of March 3, 2004 at the Annual Meeting of Stockholders of the Company to be held April 21, 2004 and any adjournment thereof. Unless otherwise specified, all shares allocated to the undersigned’s Plan account will be voted FOR the election of directors, FOR the ratification of the selection of PricewaterhouseCoopers LLP as Ryerson Tull’s independent auditors for the current fiscal year, FOR the Ryerson Tull 2002 Incentive Stock Plan, as amended, and in the discretion of the Trustee or its proxies upon any and all other matters that may properly come before such Annual Meeting or any adjournment thereof. The Trustee shall vote all shares allocated to Participants’ Plan accounts for which properly completed confidential voting directions are not received prior to 5:00 p.m. Chicago time, on April 20, 2004 and all unallocated shares held in the ESOP Trust in the same proportion as the shares with respect to which properly completed confidential voting directions have been timely received from participants in the Trust.

RYERSON TULL, INC.

P.O. BOX 11016 ESOP

NEW YORK, N.Y. 10203-0016

(Continued and to be signed on the reverse side)

To include any comments, please mark this box.    ☐

To change your address, please mark this box.        ☐